UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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EMC Corporation

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March 21, 2012

Dear Shareholder:

We cordially invite you to attend our 2012 Annual Meeting of Shareholders, which will be held on Tuesday, May 1, 2012, at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts. A map with directions to the meeting is on the last page of the attached Proxy Statement.

At the meeting you are being asked to vote on the following matters:

1.	Election of the ten members listed in the attached Proxy Statement to the Board of Directors,

2.	Ratification of the selection by the Audit Committee of EMC’s independent auditors, as described in the attached Proxy Statement, and

3.	Advisory approval of our executive compensation, as described in the attached Proxy Statement.

Your Board of Directors recommends that you vote FOR each of these proposals. You should carefully read the attached Proxy Statement which contains detailed information about each of these proposals.

If you plan to join us at the meeting, please go to www.emc.com/annualmeeting2012 to complete the registration form. The deadline for registration is April 24, 2012. All shareholders who attend the meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport. Check-in will begin at 9:00 a.m., E.D.T.

Following completion of the scheduled business, we will report on EMC’s operations and answer questions. We hope that you will be able to join us on May 1st.

Very truly yours,

JOSEPH M. TUCCI

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please vote as soon as possible. Under New York Stock Exchange rules, your broker will NOT be able to vote your shares on proposals 1 or 3 unless they receive specific instructions from you. We strongly encourage you to vote.

We encourage you to vote by Internet. It is convenient for you and saves us significant postage and processing costs. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 69 of the attached Proxy Statement.

EMC CORPORATION

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

May 1, 2012

To the Shareholders:

The Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, will be held at EMC’s facility at 176 South Street, Hopkinton, Massachusetts, on Tuesday, May 1, 2012, at 10:00 a.m., E.D.T., for the following purposes:

1.	Election of the ten members listed in the attached Proxy Statement to the Board of Directors.

2.	Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2012, as described in the attached Proxy Statement.

3.	Advisory approval of our executive compensation, as described in the attached Proxy Statement.

4.	Transaction of any and all other business that may properly come before the meeting or any adjournments or postponements of the meeting.

All shareholders of record at the close of business on March 1, 2012 are entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting. We are making these proxy materials available to you on or about March 21, 2012 on the Internet or by delivering printed versions of these materials to you by mail.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. We encourage you to vote by Internet. It is convenient for you and saves us significant postage and processing costs. If you previously elected to access the 2012 Proxy Statement and Annual Report on Form 10-K for 2011 electronically, you must vote your proxy over the Internet. Otherwise, you may vote your shares via a toll-free telephone number or over the Internet. Additionally, if you received a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the 2012 Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 69 of the attached Proxy Statement.

EMC’s Annual Report on Form 10-K for 2011 accompanies this Notice.

By order of the Board of Directors

PAUL T. DACIER

Executive Vice President,

General Counsel and Assistant Secretary

March 21, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2012: The Annual Report on Form 10-K for 2011 and 2012 Proxy Statement are available at www.proxyvote.com.

Proxy Statement for the

Annual Meeting of Shareholders of

EMC CORPORATION

To Be Held on Tuesday, May 1, 2012

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, securities offerings or business combinations that may be announced or closed after the date hereof. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K for 2011. The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the entire Proxy Statement.

2011 Business Results

EMC’s vision is to be the undisputed leader in enabling Hybrid Cloud Computing. To make this vision a reality, we have made strategic investments over the years to build our portfolio of information storage, virtualization, information protection, information security, and information management, analytics and intelligence technologies, products and services. As a result, we now have what we believe to be the deepest knowledge, broadest product portfolio and strongest partnerships in the IT industry to help customers accelerate their journey to the cloud and realize the benefits of delivering IT as a Service.

We firmly believe our vision and strategy are on target. Customers find our vision compelling and our offerings attractive. Our demonstrated ability to sustain profitable growth year after year has produced a track record that few large, technology companies can match.

In 2011, we successfully executed what we call our financial triple play: simultaneously gaining market share, reinvesting substantially in our business and delivering improved profitability. Furthermore, in 2011, we achieved all-time record revenue, profit and free cash flow, as set forth in the table below:

	2011 ($)	% Growth from 2010
Revenue	20.0 billion	18%
Non-GAAP Net Income*	3.4 billion	24%
Non-GAAP Earnings Per Share*	1.51	20%
Free Cash Flow*	4.4 billion	29%

*	A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.

Annual Meeting of Shareholders

• Date and Time:	May 1, 2012 at 10:00 a.m., E.D.T.
• Place:	EMC Corporation
176 South Street
Hopkinton, MA 01748
• Record Date:	March 1, 2012
• Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and each of the other proposals.
• Attendance:	All shareholders may attend the meeting.

Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page

Election of 10 directors	FOR EACH NOMINEE	5

Ratification of selection of PricewaterhouseCoopers LLP as our independent auditors	FOR	13

Advisory approval of our executive compensation	FOR	14

Director Nominees

We are asking you to vote “for” all of the director nominees listed below. All directors attended at least 90% of the Board meetings and committee meetings on which he or she sits. Set forth below is summary information about each director nominee.

Nominee	Age	Director Since	Principal Occupation	Committee Membership

Michael W. Brown	66	2005	Former Vice President and Chief Financial Officer of Microsoft Corporation	• Audit • Finance (chair) • Leadership and Compensation • Mergers and Acquisitions

Randolph L. Cowen	61	2009	Former co-Chief Administrative Officer of The Goldman Sachs Group, Inc.	• Leadership and Compensation • Mergers and Acquisitions

Gail Deegan	65	2002	Former Executive Vice President and Chief Financial Officer of Houghton Mifflin Company	• Audit (chair) • Corporate Governance and Nominating

James S. DiStasio	64	2010	Former Senior Vice Chairman and Americas Chief Operating Officer of Ernst & Young LLP	• Audit

John R. Egan	54	1992	Managing Partner and General Partner of Egan-Managed Capital	• Finance • Mergers and Acquisitions (chair)

Edmund F. Kelly	66	2007	Chairman of Liberty Mutual Group	• Finance

Windle B. Priem	74	2001	Former President and Chief Executive Officer of Korn/Ferry International	• Audit • Corporate Governance and Nominating • Leadership and Compensation (chair)

Paul Sagan	53	2007	President and Chief Executive Officer of Akamai Technologies, Inc.	• Mergers and Acquisitions

David N. Strohm	63	2003	Venture Partner of Greylock Partners	• Corporate Governance and Nominating (chair) • Leadership and Compensation • Mergers and Acquisitions

Joseph M. Tucci	64	2001	Chairman, President and Chief Executive Officer of EMC Corporation	• Finance • Mergers and Acquisitions

Corporate Governance Highlights

•   Substantial majority of independent directors (8 of 10)

•   Annual election of directors

•   Majority vote for directors

•   Independent Lead Director

•   Board oversight of risk management

•   Succession planning at all levels, including for Board and CEO

•   No supermajority voting requirements

•   Long-standing shareholder engagement program

•   Annual Board, committee and individual director self-assessments

•   Executive sessions of non-management directors

•   Continuing director education

•   Executive and director stock ownership guidelines

•   Board oversight of sustainability program

•   Board oversight and disclosure of political spending

Auditors

As a matter of good corporate governance, we are asking you to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PWC”) as our independent auditors for 2012. The following table summarizes the fees PWC billed us for 2011 and 2010.

	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2011	6,659,588	334,500	3,118,337	255,539
2010	6,406,252	314,500	3,374,901	—

Advisory Approval of Our Executive Compensation

We are asking for your advisory approval of the compensation of our Named Executive Officers. While this vote is advisory, and not binding on us, the Leadership and Compensation Committee will consider your views when determining executive compensation in the future. At our May 2011 annual meeting, shareholders expressed strong support for our executive compensation program, with over 98% of votes cast voting in favor of the proposal.

Pay-for-Performance Philosophy

Our executive compensation programs are based on strong pay-for-performance practices that require achievement of challenging goals designed to drive profitable revenue growth and market share gains. We believe achievement of these goals will create long-term shareholder value.

2011 Executive Compensation Program

The Leadership and Compensation Committee approved an executive compensation program for 2011 that implements our pay-for-performance philosophy. The primary elements of our executive compensation program are base salary, cash bonuses and equity incentives.

As discussed above, EMC achieved superior financial performance in 2011 and the Named Executive Officers achieved 102.1%, 103.7% and 110.6% of the challenging revenue, non-GAAP earnings per share and free cash flow targets established by the Leadership and Compensation Committee, respectively. In 2011, the Named Executive Officers received the following cash compensation:

Name	Base Salary ($)	Cash Bonus ($)	Total ($)
Joseph M. Tucci*	1,000,000	2,140,869	3,140,869
David I. Goulden	600,000	1,044,200	1,644,200
Patrick P. Gelsinger	600,000	912,481	1,512,481
William J. Teuber, Jr.	700,000	912,481	1,612,481
Howard D. Elias	600,000	912,481	1,512,481

*	Mr. Tucci’s base salary and target cash bonus have not increased since 2001.

In addition, based on achievement of the 2011 revenue and earnings per share performance targets established by the Leadership and Compensation Committee, a portion of the performance-based equity awards granted in August 2010 vested in February 2012 and the remaining portion is eligible to vest over the next few years:

Name	2010 Performance Stock Units		2010 Performance Stock Options
	# of Units Granted	% Eligible to Vest	# of Options Granted	% Eligible to Vest
Joseph M. Tucci	210,000	100%	105,000	100%
David I. Goulden	72,000	100%	36,000	100%
Patrick P. Gelsinger	72,000	100%	36,000	100%
William J. Teuber, Jr.	72,000	100%	36,000	100%
Howard D. Elias	72,000	100%	36,000	100%

A significant majority of the equity awards granted to our executive officers in 2011 are performance-based awards and will vest only if the Company achieves challenging revenue and/or earnings per share goals. All or a portion of these awards will be forfeited if the performance goals are not met.

Other Compensation Highlights

•    Annual “say on pay” vote

•    No pension or supplemental retirement benefits for executive officers

•    Clawback policy applicable to all employees for cash and equity incentive compensation

•    Strong executive stock holding guidelines

•    “Double trigger” change in control agreements

•    Independent compensation consultant

•    Compensation Committee oversight of risks associated with compensation policies and practices

•    No excise tax gross-ups

•    No hedging of Company stock

•    No discounted options

•    No option repricings without shareholder approval

•    No excessive perquisites for executives

2013 Annual Meeting

• Deadline for shareholder proposals for inclusion in the proxy statement:	November 21, 2012

• Deadline for business and nominations for director:	December 27, 2012 – January 26, 2013

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES LISTED BELOW

Under EMC’s Bylaws, the Board of Directors may determine the total number of directors to be elected at any annual meeting of shareholders or special meeting in lieu of an annual meeting. The Board of Directors has fixed at 10 the total number of directors. On the recommendation of the Corporate Governance and Nominating Committee (the “Governance Committee”), the Board of Directors has nominated the persons named below for election as directors at this Annual Meeting, each to serve for a one-year term or until the director’s successor is elected and qualified.

Director and Nominee Experience and Qualifications

The Board believes that its members, collectively, should possess a variety of skills and experience in order to oversee our business effectively. In addition, the Board believes that each director should possess certain attributes, as reflected in the Board’s membership criteria described below. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and dynamics and EMC’s current and future needs.

Board Membership Criteria. The Governance Committee is responsible for reviewing, assessing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Governance Committee’s charter, include judgment, integrity, diversity, prior experience, the interplay of the nominee’s experience with the experience of other Board members, the extent to which the nominee would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote substantial time and effort to Board responsibilities.

In addition, the Board has determined that it is important to have individuals with the following skills and experiences:

•

Technology expertise, including a deep understanding of the information technology industry and the disruptive impact of new technology, to assess EMC’s strategy and long-term business plan which may include the acquisition of businesses that have complementary and/or game-changing technologies, products or services.

•	Operational experience with a business of significant scale and complexity to understand the competitive dynamics of our business strategy and execution.

•	International expertise, which is important given EMC’s growth in markets around the world.

•	Expertise in complex financial and accounting matters in order to evaluate our financial statements, capital structure and business plans.

•	Talent management experience to help us attract, motivate and retain world-class individuals.

•

Service on other public company boards, which provides directors with corporate governance experience, a deep understanding of the role and responsibilities of the Board of Directors and insight into matters being handled by our Board.

In identifying director candidates, the Governance Committee may establish other specific skills and experience that it believes the Board should seek in order to maintain a balanced and effective Board.

At least once a year, the Governance Committee evaluates the size and composition of the Board to assess the skills and experience of Board members, and compares them with those skills that might prove valuable in the future, giving consideration to the changing circumstances of the Company and the then current Board membership. This assessment enables the Board to consider whether the skills and experience described above continue to be appropriate as the Company’s needs evolve over time.

  Proposal 1 – Election of Directors (continued)

Identifying Potential Director Candidates. The Governance Committee identifies Board candidates through numerous sources, including recommendations from directors, executive officers and shareholders of EMC as well as professional search firms. The Governance Committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate, including those described above. New candidates are interviewed by members of the Governance Committee and other Board members.

For more information on our director selection process, see “Corporate Governance – Succession Planning – Board Succession” on page 18 of this Proxy Statement.

Director Nominees. In considering incumbent directors for renomination and evaluating director candidates, the Board and the Governance Committee consider a variety of factors. These include each nominee’s independence, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include contributions to the Board. The Board believes that all the current nominees are highly qualified and have the skills and experience required for effective service on our Board. The directors’ individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them.

Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Should any nominee be unable to serve or for good cause will not serve as a director, the proxy holders will vote for such other person as the Board may recommend.

All of the directors were previously elected by the shareholders.

The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required for the election of directors.

NOMINEES TO SERVE AS DIRECTORS

Michael W. Brown, 66

•	Director Since: August 2005

•	Other Current Public Company Boards:

¡	VMware, Inc. (EMC holds approximately 80% economic interest in VMware)
¡	Chair of the Audit Committee
¡	Compensation and Corporate Governance Committee

¡	Insperity, Inc.
¡	Finance, Risk Management and Audit Committee
¡	Nominating and Corporate Governance Committee

¡	Stifel Financial Corp. (continuing director from Thomas Weisel Partners Group)
¡	Risk Management/Corporate Governance Committee

•	Business Experience:

¡	Microsoft Corporation, a manufacturer of software products for computing devices
¡	Vice President and Chief Financial Officer (August 1994 until his retirement in July 1997)
¡	Vice President, Finance (April 1993 to August 1994)
¡	Treasurer (January 1990 to April 1993)
¡	Joined Microsoft in December 1989

  Proposal 1 – Election of Directors (continued)

¡	Chairman of the NASDAQ Stock Market board of directors

¡	Past governor of the National Association of Securities Dealers

¡	Various positions at Deloitte & Touche LLP over 18 years

•	Education: Bachelor’s degree in Economics from the University of Washington

•

Qualifications and Skills: Mr. Brown brings to the Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the CFO of a global technology company, working with a major international accounting and consulting firm for 18 years, and serving as a member of the audit committees of other public company boards. Through those and other senior management positions, as Chairman of NASDAQ and as a past governor of the NASD, Mr. Brown has demonstrated his leadership and business acumen.

Randolph L. Cowen, 61

•	Director Since: January 2009

•	Business Experience:

¡	The Goldman Sachs Group, Inc., a global investment, banking, securities and investment management firm
¡	Co-Chief Administrative Officer (October 2007 until his retirement in November 2008)
¡	Global Head of Technology and Operations (September 2004 to November 2008)
¡	Chief Information Officer (October 2001 to October 2007)
¡	Joined Goldman Sachs in 1982

•	Education: Bachelor’s degree in History with a minor in Mathematics from Michigan State University

•

Qualifications and Skills: With more than 28 years of experience managing IT and making the technology infrastructure purchasing decisions at a global financial services firm, Mr. Cowen brings to the Board extensive knowledge about technology and defining and implementing IT strategy. As a former customer of EMC, he has in-depth knowledge of our products and services. In addition, through various senior management positions, Mr. Cowen has demonstrated leadership skills and gained significant business operations experience.

Gail Deegan, 65

•	Director Since: July 2002

•	Other Current Public Company Boards:

¡	iRobot Corporation
¡	Audit Committee

•	Former Public Company Boards (within the past 5 years):

¡	TJX Companies, Inc.
¡	Chair of the Audit Committee
¡	Finance Committee

•	Business Experience:

¡	Executive Vice President and Chief Financial Officer, Houghton Mifflin Company, a publishing company (February 1996 until her retirement in September 2001)

  Proposal 1 – Election of Directors (continued)

¡	Senior Vice President of Regulatory and Government Affairs, NYNEX New England (February 1995 to February 1996)

¡	Vice President and Chief Financial Officer, New England Telephone (November 1991 to January 1995)

¡	Eastern Enterprises
¡	Senior Vice President, Chief Financial Officer and Chief Administrative Officer (February 1990 to May 1991)
¡	Senior Vice President, Chief Financial Officer and Treasurer (1988 to January 1990)

•	Education:

¡	Bachelor’s degree in Elementary Education from The College of Saint Rose

¡	Master’s degree in History from Ohio State University

¡	MBA from Simmons College School of Management

•

Qualifications and Skills: Ms. Deegan is an experienced financial leader who has served as the CFO of three companies in different industries. Ms. Deegan has extensive experience with financial accounting matters for complex global organizations as well as substantial experience overseeing the financial reporting processes of large public companies. Ms. Deegan also gained operational and talent management experience from serving on the executive staff of these companies. In addition, Ms. Deegan’s service on another public company board provides her with valuable experience.

James S. DiStasio, 64

•	Director Since: March 2010

•	Other Current Public Company Boards:

¡	NSTAR
¡	Board of Trustees
¡	Audit, Finance and Risk Management Committee
¡	Executive Personnel Committee

•	Business Experience:

¡	Ernst & Young LLP, a professional services organization
¡	Senior Vice Chairman and Americas Chief Operating Officer (January 2003 until his retirement in January 2007)
¡	Elected as a partner in 1977
¡	Various management positions at Ernst & Young over 38 years

•	Education: Bachelor’s degree in Accounting from the University of Illinois

•

Qualifications and Skills: Mr. DiStasio brings to the Board extensive financial, accounting and consulting expertise, including a deep understanding of accounting principles and financial reporting rules and regulations, acquired over the course of his 38-year career at one of the world’s leading assurance, tax, transaction and advisory services firms. He has significant experience overseeing, from an independent auditor’s perspective, the financial reporting processes of large public companies in a variety of industries with a global presence. Through his leadership roles at E&Y, including as COO of the Americas, Mr. DiStasio gained substantial management and operational experience. In addition, Mr. DiStasio’s service on another public company board provides him with valuable experience.

  Proposal 1 – Election of Directors (continued)

John R. Egan, 54

•	Director Since: May 1992

•	Other Current Public Company Boards:

¡	VMware, Inc. (EMC holds approximately 80% economic interest in VMware)
¡	Chair of the Mergers and Acquisitions Committee

¡	NetScout Systems, Inc.
¡	Chair of the Nominating and Governance Committee
¡	Audit Committee

•	Business Experience:

¡	Managing partner and general partner, Egan-Managed Capital, a venture capital firm (since October 1998)

¡	EMC Corporation
¡	Executive Vice President, Products and Offerings (May 1997 to September 1998)
¡	Executive Vice President, Sales and Marketing (January 1992 to June 1996)
¡	Various executive positions, including Executive Vice President, Operations and Executive Vice President, International Sales (October 1986 to January 1992)
¡	Resigned as an executive officer in September 1998 and as an employee in July 2002

•	Education: Bachelor’s degree in Marketing and Computer Science from Boston College

•

Qualifications and Skills: Mr. Egan has spent his entire career in the IT industry. His broad experience ranges from venture capital investments in early-stage technology companies to extensive sales and marketing experience, to executive leadership and management roles. Mr. Egan brings to the Board business acumen, substantial operational experience, and expertise in corporate strategy development, as well as a deep understanding of EMC’s people and products acquired over many years of involvement with the Company. In addition, Mr. Egan’s service on other public company boards provides him with valuable experience.

Edmund F. Kelly, 66

•	Director Since: August 2007

•	Other Current Public Company Boards:

¡	The Bank of New York Mellon Corporation (continuing director from Mellon Financial Corporation)
¡	Human Resources and Compensation Committee
¡	Risk Committee

•	Business Experience:

¡	Liberty Mutual Group, a diversified global insurer and the nation’s third-largest property and casualty insurer
¡	Chairman (since 2000)
¡	Chief Executive Officer (1998 to June 2011)
¡	President (1992 to June 2010)

•	Education:

¡	Bachelor’s degree in Mathematics from Queen’s University in Belfast, Ireland

¡	Ph.D. in Mathematics from the Massachusetts Institute of Technology

  Proposal 1 – Election of Directors (continued)

•

Qualifications and Skills: As the Chairman of a Fortune 100 company, Mr. Kelly brings to the Board a wealth of complex management, worldwide operational and financial expertise. He also brings in-depth knowledge of the opportunities and challenges facing global companies. In addition, Mr. Kelly’s service on another public company board provides him with valuable experience.

Windle B. Priem, 74

•	Director Since: December 2001

•	Business Experience:

¡	Korn/Ferry International, a premier global provider of talent management solutions
¡	Vice Chairman (July 2001 until his retirement in December 2003)
¡	President and Chief Executive Officer (December 1998 to June 2001)
¡	Chief Operating Officer (May 1997 to December 1998)
¡	Various other positions from 1976 to 1997
¡	Director (June 1992 to November 2002)

•	Education:

¡	Bachelor’s degree in Mechanical Engineering from Worcester Polytechnic Institute

¡	MBA from Babson College

•

Qualifications and Skills: With more than 35 years of experience working with organizations and management structures, compensation, recruiting and succession planning, Mr. Priem brings to the Board a wealth of knowledge in talent management and executive compensation. While President and CEO of Korn/Ferry International, Mr. Priem conducted more than one hundred high profile executive searches for major global companies and led its successful initial public offering in 1999. Mr. Priem has significant operating experience and proven business acumen working with senior executives on a global basis. In addition, he served for three years as an officer in the U.S. Navy.

Paul Sagan, 53

•	Director Since: December 2007

•	Other Current Public Company Boards:

¡	Akamai Technologies, Inc.

¡	iRobot Corporation
¡	Chair of the Nominating and Corporate Governance Committee

•	Former Public Company Boards (within the past 5 years):

¡	Dow Jones & Company

•	Business Experience:

¡	Akamai Technologies, Inc., a provider of services for accelerating the delivery of content and applications over the Internet
¡	Chief Executive Officer (since April 2005)
¡	President (since October 2011 and May 1999 to September 2010)
¡	Joined in October 1998 as Vice President and Chief Operating Officer

¡	Member of the President’s National Security Telecommunications Advisory Committee (appointed by President Barack Obama in December 2010)

•	Education: Northwestern University’s Medill School of Journalism

  Proposal 1 – Election of Directors (continued)

•

Qualifications and Skills: As the President and CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan has significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and consulted with the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards provides him with valuable experience.

David N. Strohm, 63

•	Director Since: October 2003 and Lead Director since January 2006

•	Other Current Public Company Boards:

¡	VMware, Inc. (EMC holds approximately 80% economic interest in VMware)
¡	Chair of the Compensation and Corporate Governance Committee
¡	Mergers and Acquisitions Committee

¡	Imperva, Inc.
¡	Audit Committee

•	Former Public Company Boards (within the past 5 years):

¡	Successfactors, Inc.
¡	Chairperson of the Board
¡	Chair of the Nominating and Corporate Governance Committee
¡	Chair of the Compensation Committee

•	Business Experience:

¡	Greylock Partners, a venture capital firm
¡	Venture Partner (since January 2001)
¡	General Partner (1980 to 2001)
¡	General Partner of several partnerships formed by Greylock

•	Education:

¡	Bachelor’s degree from Dartmouth College

¡	MBA from Harvard Business School

•

Qualifications and Skills: Mr. Strohm has 30 years of experience as an early-stage venture capital investor, principally in the information technology industry. He has been a primary investor, and served in board leadership roles, in several companies which have grown to become publicly-traded. This experience has provided him with a deep understanding of the IT industry, and the drivers of structural change and high-growth opportunities in IT. He has also gained significant experience overseeing corporate strategy, assessing operating plans, and evaluating and developing business leaders. His service as board chair, lead director, and committee chair for several public companies has given him a broad experience base for serving as our Lead Director.

Joseph M. Tucci, 64

•	Director Since: January 2001 and Chairman of the Board since January 2006

•	Other Current Public Company Boards:

¡	VMware, Inc. (EMC holds approximately 80% economic interest in VMware)
¡	Chairman of the Board of Directors
¡	Mergers and Acquisitions Committee

  Proposal 1 – Election of Directors (continued)

¡	Paychex, Inc.
¡	Lead Independent Director
¡	Chairman of the Governance and Compensation Committee

•	Business Experience:

¡	EMC Corporation
¡	Chief Executive Officer (since January 2001)
¡	President (since January 2000)
¡	Chief Operating Officer (January 2000 to January 2001)

¡	Deputy Chief Executive Officer, Getronics N.V., an information technology services company (June 1999 through December 1999)

¡	Chairman of the Board and Chief Executive Officer, Wang Global, an information technology services company (December 1993 to June 1999)

•	Education:

¡	Bachelor’s degree in Marketing from Manhattan College

¡	MS in Business Policy from Columbia University

•

Qualifications and Skills: During his tenure at EMC, Mr. Tucci has led EMC through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Mr. Tucci has spent more than 40 years in the technology industry in senior roles at large, complex and global technology companies. Mr. Tucci’s deep knowledge of all aspects of our business, combined with his drive for innovation and excellence, position him well to serve as our Chairman and CEO. In addition, Mr. Tucci’s service on other public company boards provides him with valuable experience.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

EMC is asking shareholders to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PWC”) as our independent auditors for the fiscal year ending December 31, 2012. The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required to ratify such selection.

Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders as a matter of good corporate governance. In the event the shareholders fail to ratify the appointment of PWC, the Audit Committee will consider this factor when making any determinations regarding PWC.

Pre-Approval of Audit and Non-Audit Services

During 2011, the Audit Committee pre-approved all audit, review and attest services performed by PWC.

In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee pre-approves specified non-audit services up to an aggregate dollar amount and approves on an engagement by engagement basis any individual engagement in excess of $200,000. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decisions of the Chair to pre-approve non-audit services shall be presented to the Audit Committee at its next scheduled meeting. During 2011, the Audit Committee pre-approved all non-audit services in accordance with the policy set forth above.

The following table summarizes the fees PWC, our independent auditor, billed to us for each of the last two fiscal years.

	Audit Fees[1] ($)	Audit-Related Fees[2,3] ($)	Tax Fees[3,4] ($)	All Other Fees ($)
2011	6,659,588	334,500	3,118,337	255,539	[5]
2010	6,406,252	314,500	3,374,901	—

[1]

Includes services for the audit of our financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

[2]	Includes employee benefit plan compliance, acquisition-related support and other technical, financial reporting and compliance services.
[3]	EMC engages PWC to perform audit-related and tax services where it believes there are efficiencies to using its independent auditors, who are familiar with EMC’s processes and procedures.
[4]	Includes tax compliance and tax consulting services in 2011 and 2010.
[5]	Includes consulting services performed by a company acquired by PWC in 2011.

Amounts in the table above do not include the fees PWC billed to VMware, Inc.

EMC expects that representatives of PWC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

PROPOSAL 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

EMC is asking shareholders for their advisory approval of the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended. While this vote is advisory, and not binding on us, the Compensation Committee will consider your views when determining executive compensation in the future.

Pay-for-Performance Philosophy

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation programs are based on strong pay-for-performance practices that require achievement of challenging goals – goals that will drive us to achieve profitable revenue growth and market share gains, while expanding the global market opportunity for our product, technology and services portfolio, and ultimately leading to long-term shareholder value.

Business Results

Our ability to sustain profitable growth year after year has produced a track record that few large, technology companies can match. From 2007 through 2011, EMC’s revenue has grown at a compound annual rate of 11% and non-GAAP earnings per share (“EPS”) has grown at a compound annual rate of 14%.

Furthermore, in 2011, we achieved all-time record revenue, profit and free cash flow:

	2011 ($)	% Growth from 2010
Revenue	20.0 billion	18%
Non-GAAP Net Income*	3.4 billion	24%
Non-GAAP EPS*	1.51	20%
Free Cash Flow*	4.4 billion	29%

*	A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.

2011 Executive Compensation Program

The Compensation Committee approved an executive compensation program for 2011 that implements our pay-for-performance philosophy. The primary elements of our executive compensation program are base salary, cash bonuses and equity incentives.

•

Base salary is used to compensate our executive officers for performing their day-to-day responsibilities. Base salary represents approximately 9% of our CEO’s total compensation opportunity and on average, approximately 7% of our other Named Executive Officers’ total compensation opportunity.

•

Cash bonuses are used to drive the achievement of specified corporate, business unit, individual, strategic, operational and financial performance goals. Our executive officers will receive bonuses only if they achieve challenging performance goals set by the Compensation Committee, with limits on the amount of compensation that can be earned for any year. Cash bonuses represent approximately 13% of our CEO’s total compensation opportunity and on average, approximately 8% of our other Named Executive Officers’ total compensation opportunity.

•

Equity incentives are used to drive the achievement of EMC’s long-term strategic goals and align the executives’ interests with those of EMC shareholders. Equity incentives represent the significant majority of our Named Executive Officers’ total compensation opportunity.

  Proposal 3 – Advisory Approval of Executive Compensation (continued)

The Compensation Committee believes our executive compensation program has been effective in incenting the achievement of outstanding financial performance and positive returns to shareholders. As discussed above, EMC achieved superior financial performance in 2011 and the Named Executive Officers achieved 102.1%, 103.7% and 110.6% of the challenging revenue, non-GAAP EPS and free cash flow targets established by the Compensation Committee, respectively. In 2011, the Named Executive Officers received the following cash compensation:

Name	Base Salary ($)	Cash Bonus ($)	Total ($)
Joseph M. Tucci*	1,000,000	2,140,869	3,140,869
David I. Goulden	600,000	1,044,200	1,644,200
Patrick P. Gelsinger	600,000	912,481	1,512,481
William J. Teuber, Jr.	700,000	912,481	1,612,481
Howard D. Elias	600,000	912,481	1,512,481

*	Mr. Tucci’s base salary and target cash bonus have not increased since 2001.

In addition, based on achievement of the 2011 revenue and EPS performance targets established by the Compensation Committee, a portion of the performance-based equity awards granted in August 2010 vested in February 2012 and the remaining portion is eligible to vest over the next few years.

A significant majority of the equity awards granted to our executive officers in 2011 are performance-based awards and will vest only if the Company achieves challenging revenue and/or EPS goals. All or a portion of these awards will be forfeited if the performance goals are not met. If the performance goals are achieved and such awards become eligible to vest, they do so over a number of years following achievement of these goals. These performance-based awards include restricted stock units granted to select members of our senior management team that will vest only if a three-year cumulative revenue goal is achieved. As in prior years, we also granted time-based equity awards that vest over a four- to five-year period to promote retention.

Other highlights of our executive compensation program include:

•	Annual “say on pay” vote
•	No pension or supplemental retirement benefits for executive officers
•	Clawback policy applicable to all employees for cash and equity incentive compensation
•	Strong executive stock ownership guidelines
•	Strong executive stock holding guidelines
•	CEO succession planning
•	“Double trigger” change in control agreements
•	Independent compensation consultant
•	Compensation Committee oversight of risks associated with compensation policies and practices
•	No excise tax gross-ups
•	No hedging of Company stock
•	No discounted options
•	No option repricings without shareholder approval
•	No excessive perquisites for executives

For more information on our executive compensation program, see “Compensation Discussion and Analysis” and “Compensation of Executive Officers” beginning on pages 28 and 48, respectively, of this Proxy Statement.

CORPORATE GOVERNANCE

EMC is committed to good corporate governance, which we believe helps us to sustain our success and build long-term value for our shareholders. For many years, we have had in place Corporate Governance Guidelines which provide a framework for the effective governance of EMC. The Governance Committee reviews these guidelines at least annually and, as appropriate, recommends changes to the Board of Directors for approval. We also have written charters for the Board of Directors’ standing committees (Audit, Finance, Governance, Leadership and Compensation, and Mergers and Acquisitions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Information about EMC’s corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available at www.emc.com/about/investor-relations/governance/corporate-governance.htm. EMC posts additional information on its website from time to time as the Board makes changes to EMC’s corporate governance practices.

The Board of Directors has implemented corporate governance practices that it believes are both in the best interests of EMC and its shareholders as well as compliant with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”). The Board reviews these practices on an ongoing basis. Highlights of our corporate governance practices include:

•

Board Leadership Structure. Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board and the Governance Committee review the structure of Board and EMC leadership as part of the succession planning process on an ongoing basis.

The Board believes that EMC and its shareholders are best served at this time by having Joseph M. Tucci serve as our Chairman and CEO, and David N. Strohm, an independent director, serve as our Lead Director. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our shareholders. It establishes one voice who speaks for the Company to customers, employees, shareholders and other stakeholders. This structure reinforces Mr. Tucci’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. Tucci, who has first-hand knowledge of our operations and the major issues facing EMC, chairs the Board meetings where the Board discusses strategic and business issues. This structure also enables Mr. Tucci to act as the key link between the Board and other members of management. Finally, the combined roles facilitate an efficient Board process.

Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Director. The Board believes that a Lead Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and oversight. Mr. Strohm has been our Lead Director since January 2006. Mr. Strohm brings to the role considerable skills and experience, as described in “Election of Directors.” In addition, Mr. Strohm is Chair of our Governance Committee, which affords him increased engagement with Board governance and composition. He has significant responsibilities, which are set forth in EMC’s Corporate Governance Guidelines, and include:

¡

Presiding at the meetings of the Board at which the Chairman is not present, including the executive sessions of the non-management directors (as defined in the listing standards of the NYSE) and independent directors, establishing the agendas for such executive sessions and providing appropriate feedback to the CEO regarding these meetings;

¡	Acting as a liaison between the independent directors and the Chairman;

¡	Facilitating discussions among the independent directors on key issues and concerns outside of Board meetings;

  Corporate Governance (continued)

¡	Having the authority to call meetings of the independent directors;

¡	In collaboration with the Chairman, setting an appropriate schedule of and standing agenda for Board meetings, as well as preparing agendas for Board meetings;

¡

In collaboration with the Chairman, providing for the quality, quantity and timeliness of the flow of information from management to the Board that is necessary for the independent directors to effectively and responsibly perform their duties;

¡	In collaboration with the Leadership and Compensation Committee, approving CEO goals, evaluating CEO performance, setting CEO compensation levels and reviewing CEO succession planning; and

¡

In collaboration with the Governance Committee, making recommendations to the Board regarding committee members and chairs and overseeing the performance evaluations of the Board, each of the applicable committees and the individual directors.

Annually, the independent directors consider the role and designation of the Lead Director.

In evaluating its leadership structure, the Board also considered that a substantial majority of our Board is comprised of independent directors and the Audit, Governance, and Leadership and Compensation Committees consist entirely of independent directors. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Director, promote strong, independent oversight of EMC’s management and affairs.

•

Risk Oversight. The Board of Directors is responsible for overseeing risk management at the Company. The Board regularly considers our risk profile when reviewing our overall business plan and strategy and when making decisions impacting the Company.

The Governance Committee is responsible for overseeing the Board’s execution of its risk management oversight responsibility. The management risk committee, comprised of the Chief Financial Officer and the General Counsel, monitors and manages EMC’s enterprise risk management program and reports directly to the Governance Committee and the Board of Directors.

Compensation Risk. The Leadership and Compensation Committee oversees the design and implementation of and the incentives and risks associated with our compensation policies and practices. In 2011, the Committee evaluated our executive compensation program across the following categories: compensation mix, including the relative weightings of our executive officers’ base salaries, cash incentive bonus opportunities and long-term equity incentives; long-term incentive plan design; short-term incentive plan design; performance metrics; the relationship between performance and payout, including maximum payouts; stock ownership guidelines; stock holding guidelines; change in control agreements; and compensation recovery policy. The Committee considered several factors that mitigate risk in the executive compensation program, including the following:

¡

Less than 20% of each executive officer’s total annual compensation is provided through the cash bonus plans. These plans contain limits on the amount of compensation that can be earned for any year. Moreover, EMC incents executives through multiple cash bonus plans and multiple performance targets that are weighted differently under each plan.

¡

The majority of EMC’s executive compensation opportunity is provided in the form of a well-balanced portfolio of equity awards with multiple performance targets that are weighted differently under each type of award, multi-year vesting schedules of up to five years and deferred vesting subject to continued employment with EMC to provide strong incentives for sustained performance and sustained shareholder value.

¡	For many years, EMC has been committed to pay-for-performance. In line with this philosophy, the Committee grants equity awards with performance elements to focus executive officers on achieving

  Corporate Governance (continued)

strategic, operational and financial goals that will lead to long-term shareholder value and encourage our executive officers to take a long-term view of the business.

¡	The financial targets used in the compensation program align with the Board-approved operating plan for the Company.

¡	EMC has strong stock ownership guidelines which help align the interests of our executive officers with shareholders’ interests in the long-term performance of EMC stock.

¡

EMC has strong stock holding guidelines under which each executive officer must hold throughout the year at least 75% of his or her total equity holdings (measured as of January 1). In addition, each executive officer may sell only a limited number of shares each quarter.

¡	EMC has a long-standing clawback policy with recovery of cash and equity incentive compensation applicable to all EMC employees.

¡	EMC does not permit any employees to “hedge” ownership of EMC securities.

¡	EMC’s change in control agreements provide severance payments and vesting of equity awards only on a “double trigger” basis.

¡	The compensation consultant for the Committee only provides services for the Committee and is not permitted to provide any services to the Company unless pre-approved by the Committee.

¡	The Committee has final authority in administering the executive compensation plans and determining achievement of the financial metrics under the plans.

The management risk committee also reviewed the compensation plans and programs for employees that could have a material impact on EMC. These plans and programs included those with significant financial incentives and a large number of participants, including all executive incentive plans. The management risk committee considered whether any of these plans or programs may encourage inappropriate risk-taking; whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on the Company; and whether it would recommend any changes to the plans. The management risk committee also considered any risk-mitigating controls, such as our clawback policy and stock ownership and holding guidelines. The management risk committee presented its conclusions for review by the Leadership and Compensation Committee.

Other Risks. In addition, each of the other standing committees of the Board regularly assesses risk in connection with executing their responsibilities. The Audit Committee discusses with management EMC’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our policies with respect to risk assessment and risk management. The Mergers and Acquisitions Committee considers risks in connection with acquisitions, divestitures and investments. The Finance Committee considers risks in connection with matters related to the Company’s capital structure, stock repurchase program and investment management policy.

All of the committees report regularly to the Board of Directors on their activities. For more information, please see “Board Independence and Committees – Committees of the Board” beginning on page 23 of this Proxy Statement.

•	Succession Planning. We engage in succession planning at all levels of the Company.

Board Succession. The Governance Committee regularly evaluates the size and composition of the Board, giving consideration to evolving skills, perspective and experience needed on the Board to perform its governance role and provide oversight as the challenges facing the Company change over time. The Governance Committee and the Board of Directors regularly consider succession plans for membership of the Board committees and committee chairs as well as the needs of the Board on an ongoing basis.

  Corporate Governance (continued)

CEO Succession. The Board and the Leadership and Compensation Committee are both engaged in CEO succession planning on an ongoing basis. They regularly review CEO succession in plenary session and executive session. This includes regular review of both long- and short-term CEO succession plans, consideration of candidates, review and monitoring of the career development of potential successors, and consideration of the Company’s needs in light of its strategic direction. The Board also ensures that it has exposure to senior officers who have the potential to succeed the CEO and other senior management positions.

Organization and Talent Review. In addition to CEO succession planning, we have a robust organization and talent review process to identify capabilities, opportunities and the readiness of high-potential employees.

¡

Each year, every member of the executive leadership team meets with the CEO and the Executive Vice President, Human Resources, to assess the prior year’s talent management actions; consider the strategy and goals of each executive’s group in the context of EMC’s overall strategy; analyze each group’s structure and identify any gaps; develop a plan for each group by identifying the roles, responsibilities, priorities and actions needed to drive success in the coming year; and based on the plan, develop a strategy to build talent, including an assessment of bench strength, management of high-potential employees and alignment of the succession plan to EMC’s business strategy.

¡

The Leadership and Compensation Committee reviews in detail the results of the annual organization and talent review and also engages in talent management and succession planning discussions throughout the year.

¡	The CEO discusses EMC’s annual organization and talent review with the Board of Directors. The Board also regularly discusses succession planning throughout the year.

•	Annual Election of Directors. Each director is required to stand for election annually.

•

Majority Vote for Directors. A majority vote standard, as described in our Bylaws, applies to the election of directors. In addition, our Corporate Governance Guidelines require any incumbent nominee for director, other than in a Contested Election Meeting (as defined in our Bylaws), who does not receive more votes cast “for” his or her election than cast “against” his or her election to promptly tender his or her resignation. The Governance Committee will assess the appropriateness of the director continuing to serve and recommend to the Board the action to be taken regarding a tendered resignation. Set forth below are procedures of the Board and Governance Committee to be used if such majority vote policy is triggered:

¡

In considering whether it is appropriate for a nominee to continue to serve as a director, the Governance Committee will act promptly and consider all factors deemed relevant, including any known reasons why shareholders voted “against” the director, the length of service and qualifications of the director in question, the director’s contributions to EMC, the director’s particular area of expertise or experience, and compliance with listing standards;

¡

The Board will act on the Governance Committee’s recommendation promptly, but in any event not later than 90 days following the certification of the shareholder vote. The Board will consider the factors considered by the Governance Committee and any other factors it deems relevant. Board action may include acceptance of the tendered resignation, adoption of measures designed to address the issues underlying the “against” votes for such director or rejection of the tendered resignation. Following the Board’s decision, EMC will promptly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the SEC;

  Corporate Governance (continued)

¡	If a director’s resignation is accepted by the Board, the Board will determine whether to fill such vacancy or to reduce the size of the Board; and

¡

The process described above of determining whether or not to accept a tendered resignation will be managed by the independent directors. Further, any director who tenders his or her resignation pursuant to EMC’s majority vote policy will not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Governance Committee receive more votes cast “against” than “for” at the same election, then the independent directors who are on the Board who did not receive such votes will consider the tendered resignations.

•	Board Self-Assessments. The Governance Committee, together with the Lead Director, oversees an annual evaluation process as follows:

¡	Each director evaluates the Board as a whole;

¡	Each member of the standing committees of the Board of Directors evaluates the committees on which he or she serves; and

¡	Each director prepares an individual self-evaluation.

After these evaluations are complete, the results are discussed by the Board and each committee and with each individual director, as applicable, and, if necessary, action plans are developed.

•

Executive Sessions of Non-Management Directors. The non-management directors meet in executive session in connection with each regularly scheduled Board meeting, and the independent directors meet in executive session at least once each year. The Lead Director acts as presiding director for such executive sessions.

•

Shareholder Communications. To enable open communications, EMC provides various means for shareholders and other interested parties to contact the non-management directors, the Audit Committee and the Leadership and Compensation Committee (see “Board Independence and Committees – Communications with the Board” below). The Board strives to provide clear, candid and timely responses to any substantive communication it receives. In order to build constructive, informed relationships with shareholders and encourage transparency and accountability, directors may also be available for dialogue with shareholders from time to time, as appropriate. During 2011, members of the Board and EMC management dialogued and met with stakeholders on a variety of topics. In addition to these communications, it is the Board’s policy in accordance with our Corporate Governance Guidelines to provide a response to any shareholder proposal that receives a majority vote.

•

Director Orientation and Continuing Education. The Board believes that director education is integral to Board and committee performance and effectiveness. The Board’s director orientation program emphasizes EMC’s business and strategic plans, and includes site visits, presentations and meetings with management. Directors are also expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform their responsibilities as directors.

•

Director Stock Ownership Guidelines. The Board believes that non-management directors should hold a significant equity interest in EMC. We have had director stock ownership guidelines in place for many years. Under these guidelines, each non-management director is expected to own, within three years after becoming a director, shares of EMC common stock with a value equal to five times the annual Board retainer, excluding any committee retainers or fees. As of March 1, 2012, all of the non-management directors are in compliance with these guidelines. We also have executive stock ownership guidelines –

for more information, please see “Compensation Discussion and Analysis – Stock Ownership Guidelines” on page 45 of this Proxy Statement.

  Corporate Governance (continued)

•

Sustainability. The Governance Committee is responsible for overseeing EMC’s sustainability program which focuses on four key areas: promoting environmental stewardship, building an inclusive global workforce, providing access to education and strengthening corporate governance. We believe that integrating environmental, social and financial considerations in our business strategy and decisions is integral to growing the success of EMC, and benefits our shareholders, employees, customers, suppliers and communities. By developing sustainable business practices throughout EMC and helping our customers optimize their data centers and their businesses, we create competitive advantage, build trust and pave the way for continued long-term corporate success. For more information, please see www.emc.com/about/sustainability/index.htm.

•

Political Contributions. The Governance Committee oversees our political spending activity. Our corporate political contributions and membership dues we pay to major U.S. trade associations and the percentage of such dues that is used for political spending are disclosed on our website. For more information, please see www.emc.com/about/sustainability/governance-integrity/ethics.htm.

•	Simple Majority Vote. There are no supermajority voting requirements in our Articles of Organization or Bylaws.

BOARD INDEPENDENCE AND COMMITTEES

The Board has a substantial majority of directors who are independent under the NYSE’s director independence standards and EMC’s Categorical Standards of Independence.

EMC has adopted Categorical Standards of Independence, which are available at www.emc.com/about/investor-relations/governance/corporate-governance.htm and are also attached as Exhibit A to this Proxy Statement, to assist it in assessing director independence. Pursuant to these standards, the Board broadly considers all relevant facts and circumstances in its determination of independence of all Board members (including any relationships set forth in this Proxy Statement under the heading “Certain Transactions”). EMC’s Board of Directors has affirmatively determined that the following directors (and former director) have no direct or indirect material relationship with EMC, and therefore are independent under our Categorical Standards and the NYSE listing standards: Michael W. Brown, Randolph L. Cowen, Michael J. Cronin, Gail Deegan, James S. DiStasio, Edmund F. Kelly, Windle B. Priem, Paul Sagan and David N. Strohm. Mr. Cronin passed away in April 2011.

In determining that the above-mentioned directors are independent, the Board considered transactions during 2011 between EMC and Liberty Mutual Group (where Mr. Kelly is Chairman), and between EMC and Akamai Technologies, Inc. (where Mr. Sagan is President and CEO), and determined that the amount of business fell below the thresholds in EMC’s Categorical Standards of Independence. These transactions include purchases and sales of goods and services in the ordinary course of business that were less than 0.1% of each company’s annual revenues, including a small amount of insurance coverage in EMC’s professional liability insurance program provided by Liberty Mutual. The Board considered transactions during 2011 between EMC and companies, universities, hospitals and other organizations with which Messrs. Brown, Cowen, DiStasio, Kelly, Priem, Sagan and Strohm, and Ms. Deegan, are affiliated as directors, trustees or members of an advisory board and determined that these relationships were not material. The Board considered that EMC made donations to charities with which Messrs. Cowen, Kelly and Priem are affiliated as directors or trustees, and determined that the amount of the donations fell below the thresholds in EMC’s Categorical Standards of Independence.

Board Meetings

During the fiscal year ended December 31, 2011, EMC’s Board of Directors held 11 meetings. All directors attended at least 90% of the Board meetings and committee meetings which were held during the period in which he or she was a director of EMC and in which he or she was a member of such committees.

Attendance at Annual Meeting of Shareholders

EMC’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting of Shareholders. All but one of the then current directors attended the 2011 Annual Meeting of Shareholders.

  Board Independence and Committees (continued)

Committees of the Board

The Board of Directors has established five standing committees: the Audit Committee, the Governance Committee, the Finance Committee, the Leadership and Compensation Committee, and the Mergers and Acquisitions Committee. The Audit, Compensation, and Governance Committees consist entirely of independent directors, and members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing standards. Generally, a director is a member of no more than two required committees. Each committee operates pursuant to a written charter that is available on our website at www.emc.com/about/investor-relations/governance/corporate-governance.htm. The membership of each committee is listed below.

	Audit	Corporate Governance and Nominating	Finance	Leadership and Compensation	Mergers and Acquisitions
Michael W. Brown	X		Chair	X	X
Randolph L. Cowen				X	X
Gail Deegan	Chair	X
James S. DiStasio	X
John R. Egan			X		Chair
Edmund F. Kelly			X
Windle B. Priem	X	X		Chair
Paul Sagan					X
David N. Strohm		Chair		X	X
Joseph M. Tucci			X		X

•    Audit Committee: This committee reviews with management and EMC’s auditors EMC’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any issues raised by the auditors regarding EMC’s financial statements and its accounting controls and procedures, EMC’s risk assessment and risk management policies, EMC’s worldwide corporate compliance program, the independence of EMC’s auditors, EMC’s internal controls, EMC’s policy pertaining to related person transactions, the other matters as set forth in its charter, and such other matters as the committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EMC’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for EMC and pre-approves all such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by its independent auditors in accordance with the committee’s pre-approval policy.

The Board of Directors has determined, in accordance with the rules of the SEC, that each of Ms. Deegan and Messrs. Brown, DiStasio and Priem is an “audit committee financial expert.”

During 2011, senior members of EMC’s financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with EMC’s General Counsel (who is also our chief compliance officer), independent auditors and internal auditors at which candid discussions regarding legal matters, our corporate compliance program, financial reporting, internal controls and accounting systems and processes took place. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met on a regular basis without members of management or the Company’s independent auditors.

The Audit Committee has reviewed with senior members of management EMC’s policies and practices regarding risk assessment and risk management. The Audit Committee has also reviewed the adequacy and effectiveness of EMC’s legal, regulatory and ethical compliance programs, including our Business Conduct Guidelines.

  Board Independence and Committees (continued)

•    Corporate Governance and Nominating Committee: This committee oversees and advises the Board on corporate governance matters and assists the Board in identifying and recommending qualified Board candidates. The Governance Committee also reviews and makes recommendations to the Board on the size and composition of the Board, standards to be applied by the Board in making independence determinations, assignments to committees of the Board and resignations of directors, when appropriate. The Governance Committee oversees the evaluation of the Board, the committees and individual directors and monitors possible conflicts of interest of directors and senior executives. In addition, the Governance Committee oversees the Board’s execution of its risk management oversight responsibility, including receiving reports from the management risk committee, and oversees and makes recommendations to the Board regarding shareholder proposals and sustainability matters.

EMC shareholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Governance Committee, 176 South Street, Hopkinton, MA 01748. Assuming that the appropriate information has been timely provided, the Governance Committee will consider these candidates substantially in the same manner as it considers other Board candidates it identifies. EMC shareholders may also nominate director candidates by following the advance notice provisions of EMC’s Bylaws as described under “Business and Nominations for EMC’s 2013 Annual Meeting” on page 67 of this Proxy Statement.

•    Finance Committee: This committee oversees and reviews with management matters related to the enhancement of the capital structure of EMC and its subsidiaries, including the issuance and restructuring of EMC’s equity and debt, issuance of our subsidiaries’ equity (including the equity of VMware, Inc. (“VMware”)), the redemption of any of EMC’s bonds or convertible notes which may be outstanding from time to time, EMC’s investment management policy, any common stock repurchase or VMware Class A common stock purchase programs which may exist from time to time, and EMC’s dividend policy.

•    Leadership and Compensation Committee: This committee sets EMC’s executive compensation philosophy and objectives, recommends compensation for non-employee directors, sets the compensation of the Chairman and CEO, reviews and approves the goals and objectives relevant to the compensation of the Chairman and CEO and evaluates his performance, including his performance relative to his respective goals and objectives as well as his overall performance. The Compensation Committee also reviews and approves the compensation of EMC’s other executive officers, oversees the incentives and risks associated with the Company’s compensation policies and practices, and oversees regulatory compliance of compensation matters. For more information on compensation risk oversight, please see “Corporate Governance – Risk Oversight” on page 17 of this Proxy Statement. The Compensation Committee annually reviews EMC’s equity plans, approves grants under EMC’s equity plans and has the authority to administer and interpret the provisions of EMC’s equity, deferred compensation, 401(k) and other plans. The Compensation Committee also oversees and reports to the Board on succession planning for the CEO and other senior management positions.

The Compensation Committee has engaged Towers Watson & Co. (“Towers Watson”) as its compensation consultant. Towers Watson works at the direction of the Compensation Committee and reports directly to the Compensation Committee. For more information, please see “Compensation Discussion and Analysis – Role of Compensation Consultant” on page 46 of this Proxy Statement.

The Compensation Committee may incorporate certain metrics which are part of EMC’s operating plan into the compensation program for EMC’s executive officers. In this regard, the Board of Directors is involved in setting executive compensation. Subject to compensation parameters approved by the Compensation Committee, our CEO and CFO set the performance goals under our business unit incentive compensation plans. These goals are aligned with EMC’s operating plan. In addition, our CEO, subject to compensation parameters approved by the Compensation Committee, approves the individual performance goals under our Executive Management by Objectives Plan for our executive officers. Our CEO also presents recommendations regarding the compensation of our executive officers to the Compensation Committee for approval. The Executive Vice President, Human Resources, assists our CEO and CFO in performing their compensation-related responsibilities and also assists the Compensation Committee in fulfilling its functions.

  Board Independence and Committees (continued)

For more information on the Compensation Committee’s responsibilities and our compensation program, please see “Corporate Governance” and “Compensation Discussion and Analysis” beginning on pages 16 and 28, respectively, of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the Leadership and Compensation Committee members has ever been an officer or employee of EMC. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board or Leadership and Compensation Committee.

•    Mergers and Acquisitions Committee: This committee reviews and approves (or recommends that the Board approve) potential acquisitions, divestitures and investments. The Mergers and Acquisitions Committee also evaluates the execution, financial results and integration of completed acquisition transactions.

Communications with the Board

EMC shareholders and all other interested parties can report concerns or complaints about EMC’s accounting, internal accounting controls, auditing or financial matters directly to the Audit Committee. Questions or concerns about compensation matters can be sent directly to the Leadership and Compensation Committee. Communications can also be sent directly to the non-management directors. Information on how to contact the Audit Committee, the Leadership and Compensation Committee and the non-management directors is set forth below and at www.emc.com/about/investor-relations/governance/contact-board.htm. For more information on the Board’s engagement with shareholders, please see “Corporate Governance – Shareholder Communications” on page 20 of this Proxy Statement.

Audit Committee	Leadership and Compensation Committee	Non-Management Directors
By mail: c/o Alertline PMB 3767 13950 Ballantyne Corporate Place Charlotte, NC 28277	By mail: c/o Alertline PMB 3767 13950 Ballantyne Corporate Place Charlotte, NC 28277	By mail: c/o Alertline PMB 3767 13950 Ballantyne Corporate Place Charlotte, NC 28277
By e-mail: AuditCommitteeChairman@emc.com	By e-mail: CompensationCommitteeChairman@emc.com	By e-mail: nonmngtdirectors@emc.com

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Audit Committee and the Leadership and Compensation Committee, as appropriate. Communications addressed to the non-management directors will be accessed directly by or forwarded directly to the Governance Committee. The committees will forward these communications to other directors, members of EMC management or such other persons as they deem appropriate. The committees or, if appropriate, EMC management, will respond in a timely manner to any substantive communications from a shareholder or an interested party.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of common stock owned on March 1, 2012 (i) by each person who is known by EMC to own beneficially more than 5% of the common stock, (ii) by each of EMC’s directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all directors and executive officers of EMC as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned[1]		Percent of Outstanding Shares
BlackRock, Inc.	107,877,095	[2]	5.19%
Michael W. Brown[3,4]*	100,000		**
Randolph L. Cowen[4,5]*	40,000		**
Gail Deegan[4,6]*	158,500		**
James S. DiStasio[4,7]*	20,000		**
John R. Egan[4,8]*	1,529,209		**
Howard D. Elias[4,9]	856,618		**
Patrick P. Gelsinger[4,10]	399,718		**
David I. Goulden[4,11]	1,296,017		**
Edmund F. Kelly[4,12]*	70,000		**
Windle B. Priem[4,13]*	190,000		**
Paul Sagan[4,14]*	60,000		**
David N. Strohm[4,15]*	360,001		**
William J. Teuber, Jr.[4,16]	1,018,479		**
Joseph M. Tucci[4,17]*	2,568,179		**
All directors and executive officers as a group (20 persons)[18]	10,629,511		**

*	Nominee for director
**	Less than 1%
[1]

Except as otherwise noted, all persons have sole voting and investment power of their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.

[2]

Based solely on the Schedule 13G filed by BlackRock, Inc. with the SEC on February 9, 2012. The Schedule 13G provides that BlackRock, Inc. beneficially owns in the aggregate 107,877,095 shares of common stock and that it has sole power to vote or direct the voting of 107,877,095 of such shares and to dispose or direct the disposition of 107,877,095 of such shares.

[3]	Mr. Brown is deemed to own 50,000 of these shares by virtue of options to purchase these shares.
[4]

Does not include restricted stock units held by the following individuals: Mr. Brown (8,700); Mr. Cowen (8,700); Ms. Deegan (8,700); Mr. DiStasio (8,700); Mr. Egan (8,700); Mr. Elias (507,455); Mr. Gelsinger (750,455); Mr. Goulden (507,455); Mr. Kelly (8,700); Mr. Priem (8,700); Mr. Sagan (8,700); Mr. Strohm (8,700); Mr. Teuber (303,784); and Mr. Tucci (780,512). The restricted stock units held by Messrs. Brown, Cowen, DiStasio, Egan, Kelly, Priem, Sagan and Strohm and Ms. Deegan will vest on May 4, 2012.

[5]	Mr. Cowen is deemed to own 20,000 of these shares by virtue of options to purchase these shares.
[6]	Ms. Deegan is deemed to own 90,000 of these shares by virtue of options to purchase these shares.
[7]	Mr. DiStasio is deemed to own 10,000 of these shares by virtue of options to purchase these shares.
[8]	Mr. Egan is deemed to own 130,000 of these shares by virtue of options to purchase these shares.
[9]	Mr. Elias is deemed to own 647,989 of these shares by virtue of options to purchase these shares.
[10]	Mr. Gelsinger is deemed to own 213,800 of these shares by virtue of options to purchase these shares.
[11]	Mr. Goulden is deemed to own 1,080,334 of these shares by virtue of options to purchase these shares.
[12]	Mr. Kelly is deemed to own 30,000 of these shares by virtue of options to purchase these shares.
[13]	Mr. Priem is deemed to own 10,000 of these shares by virtue of options to purchase these shares.
[14]	Mr. Sagan is deemed to own 30,000 of these shares by virtue of options to purchase these shares.
[15]	Mr. Strohm is deemed to own 90,000 of these shares by virtue of options to purchase these shares.
[16]	Mr. Teuber is deemed to own 567,987 of these shares by virtue of options to purchase these shares.
[17]	Mr. Tucci is deemed to own 1,554,502 of these shares by virtue of options to purchase these shares.
[18]

Includes 5,787,922 shares of common stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership. Excludes 4,552,399 restricted stock units held by all executive officers and directors as a group.

The address of all persons listed above, other than BlackRock, Inc., is c/o EMC Corporation, 176 South Street, Hopkinton, MA 01748. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

LEADERSHIP AND COMPENSATION COMMITTEE REPORT

The Leadership and Compensation Committee of EMC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Leadership and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

LEADERSHIP AND COMPENSATION COMMITTEE

Windle B. Priem, Chair

Michael W. Brown

Randolph L. Cowen

David N. Strohm

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is designed to hold people accountable for results over the long term and reward them for consistently strong execution.

Pay-for-Performance Philosophy

In keeping with our results-driven culture, the Compensation Committee expects our executives to deliver superior performance in a sustained fashion. As a result, a substantial portion of our executives’ overall compensation is tied to performance. The Compensation Committee links their compensation to the attainment of challenging goals that will drive EMC to achieve profitable revenue growth and market share gains, while expanding the global market opportunity for our product, technology and services portfolio.

Equity is a key component of our compensation program. We believe strongly that equity awards serve to align the interests of our executives with those of our shareholders. We use many forms of equity to motivate our executives. The Compensation Committee considers strategic, operational and financial goals and multi-year vesting to create incentives for our executives to sustain performance over the long term as well as to encourage retention.

Business Results

EMC’s vision is to be the undisputed leader in enabling Hybrid Cloud Computing. To make this vision a reality, we have made strategic investments over the years to build our portfolio of information storage, virtualization, information protection, information security, and information management, analytics and intelligence technologies, products and services. As a result, we now have what we believe to be the deepest knowledge, broadest product portfolio and strongest partnerships in the IT industry to help customers accelerate their journey to the cloud and realize the benefits of delivering IT as a Service.

We firmly believe our vision and strategy are on target. Customers find our vision compelling and our offerings attractive. Our ability to sustain profitable growth year after year has produced a track record that few large, technology companies can match. As demonstrated in the table below, from 2007 to 2011, EMC’s revenue and non-GAAP earnings per share (“EPS”) grew at a double-digit compound annual rate (“CAGR”).

Revenue and Non-GAAP EPS Growth

  Compensation Discussion and Analysis (continued)

In 2011, we successfully executed what we call our financial triple play: simultaneously gaining market share, reinvesting substantially in our business and delivering improved profitability. Furthermore, in 2011, we achieved all-time record revenue, profit and free cash flow:

	2011 ($)	% Growth from 2010
Revenue	20.0 billion	18%
Non-GAAP Net Income*	3.4 billion	24%
Non-GAAP Earnings Per Share*	1.51	20%
Free Cash Flow*	4.4 billion	29%

*	A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.

Our record of achievement is the direct result of our seasoned and adaptable executive team, our ability to attract, develop and retain highly-skilled and dedicated people, and the thorough engagement of the Board’s well-informed and independent Compensation Committee, which is committed to pay-for-performance.

2011 Executive Compensation Program

The Compensation Committee approved an executive compensation program for 2011 that implements our pay-for-performance philosophy.

The primary elements of our executive compensation program are base salary, cash bonuses and equity incentives. In determining the compensation of our Named Executive Officers (as defined below), the Compensation Committee evaluates, among other things:

•	EMC’s performance or the performance of the business unit or function for which the individual is responsible;

•	the individual’s responsibilities, experience and performance;

•	compensation previously paid or awarded to the individual; and

•	competitive market conditions.

For our cash incentive plans, the Board and the Compensation Committee approved revenue, profitability and cash flow goals, as well as qualitative goals to complete strategic and operational priorities, because they believe that solid performance in these areas will lead to long-term shareholder value.

As discussed above, EMC achieved superior financial performance in 2011 and the Named Executive Officers achieved 102.1%, 103.7% and 110.6% of the challenging revenue, non-GAAP EPS and free cash flow targets established by the Compensation Committee, respectively. However, despite our strong performance in 2011, the Compensation Committee exercised its discretion under the 2011 Corporate Incentive Plan to reduce bonus payments by 7% to include the impact of EMC’s actual expenditures incurred in 2011 related to a sophisticated cyber attack on our RSA division, which were excluded from our 2011 non-GAAP results. Accordingly, the Named Executive Officers received the following cash bonus incentive compensation in 2011:

Name	Corporate Incentive Plan		Executive Management by Objectives Plan		Information Storage Incentive Plan		Total Payout
	Target ($)	Actual ($)	Target ($)	Actual ($)	Target ($)	Actual ($)	Target ($)	Actual ($)
Joseph M. Tucci	1,152,000	1,866,240	288,000	274,629	n/a	n/a	1,440,000	2,140,869
David I. Goulden	560,000	907,200	140,000	137,000	n/a	n/a	700,000	1,044,200
Patrick P. Gelsinger	350,000	567,000	140,000	137,000	210,000	208,481	700,000	912,481
William J. Teuber, Jr.	350,000	567,000	140,000	137,000	210,000	208,481	700,000	912,481
Howard D. Elias	350,000	567,000	140,000	137,000	210,000	208,481	700,000	912,481

  Compensation Discussion and Analysis (continued)

Set forth below is a summary of the total cash compensation paid to the Named Executive Officers in 2011:

Name	Base Salary ($)	Cash Bonus ($)	Total ($)
Joseph M. Tucci	1,000,000	2,140,869	3,140,869
David I. Goulden	600,000	1,044,200	1,644,200
Patrick P. Gelsinger	600,000	912,481	1,512,481
William J. Teuber, Jr.	700,000	912,481	1,612,481
Howard D. Elias	600,000	912,481	1,512,481

In addition, based on achievement of the 2011 revenue and EPS performance targets established by the Compensation Committee, a portion of the performance-based equity awards granted in August 2010 vested in February 2012 and the remaining portion is eligible to vest over the next few years:

Name	2010 Performance Stock Units		2010 Performance Stock Options
	# of Units Granted	% Eligible to Vest*	# of Options Granted	% Eligible to Vest**
Joseph M. Tucci	210,000	100%	105,000	100%
David I. Goulden	72,000	100%	36,000	100%
Patrick P. Gelsinger	72,000	100%	36,000	100%
William J. Teuber, Jr.	72,000	100%	36,000	100%
Howard D. Elias	72,000	100%	36,000	100%

*	One-third of these units vested on February 2, 2012. Subject to the executive officer’s continued employment with EMC, one-half of the remaining units will vest in each of 2013 and 2014.
**	One-fourth of these options vested on February 2, 2012. Subject to the executive officer’s continued employment with EMC, one-third of the remaining options will vest in each of 2013, 2014 and 2015.

A significant majority of the equity awards granted to our executive officers in 2011 are performance-based awards and will vest only if the Company achieves challenging revenue and/or EPS goals. All or a portion of these awards will be forfeited if the performance goals are not met. If the performance goals are achieved and such awards become eligible to vest, they do so over a number of years following achievement of these goals. These performance-based awards include restricted stock units granted to select members of our senior management team that will vest only if a three-year cumulative revenue goal is achieved (the “2011 LTIP stock units”). As in prior years, we also granted time-based equity awards that vest over a four- to five-year period to promote retention. The Named Executive Officers received the following equity awards in 2011:

Name	Performance Stock Units	Performance Stock Options	Time-Based Stock Units	Time-Based Stock Options	2011 LTIP Stock Units
Joseph M. Tucci	183,307	92,424	122,205	61,616	—
David I. Goulden	61,103	30,808	40,735	20,539	239,617
Patrick P. Gelsinger	61,103	30,808	140,735	20,539	239,617
William J. Teuber, Jr.	81,470	41,078	54,314	27,385	—
Howard D. Elias	61,103	30,808	40,735	20,539	239,617

Consideration of 2011 Advisory Vote on Executive Compensation

At our May 2011 annual meeting, shareholders expressed strong support for our executive compensation program, with over 98% of votes cast voting in favor of the proposal. When designing our 2012 executive compensation program, the Compensation Committee considered, among other things: the 2011 vote results; comments received during our active shareholder engagement following the 2011 annual meeting, including feedback on our compensation program; regulatory changes; evolving compensation practices; the economic environment; and our financial and operational performance.

After careful consideration, the Compensation Committee determined to retain the core design of our executive compensation program for 2012, and enhance our program with the grant of the 2011 LTIP stock units.

  Compensation Discussion and Analysis (continued)

Other Compensation Practices

The Compensation Committee reviews our executive compensation program on an ongoing basis. In addition to our pay-for-performance philosophy, highlights of our executive compensation program include:

•	Annual Advisory Vote to Approve Executive Compensation. We will ask shareholders for advisory approval of our executive compensation every year.

•

No Pension or SERPs. We do not provide our executive officers with a defined benefit pension plan, any supplemental executive retirement plans or retiree health benefits. Generally, all EMC employees, including the executive officers, may participate in our 401(k) plan.

•	Compensation Recovery Policy. We have a long-standing clawback policy applicable to all employees that allows us to recoup previously paid cash and equity incentive compensation.

•

Stock Ownership Guidelines. We have rigorous stock ownership guidelines to further align our executive officers’ interests with those of our shareholders, including a guideline of 650,000 shares for our CEO. As of March 1, 2012, the Named Executive Officers are all in compliance with their respective guidelines.

•

Stock Holding Guidelines. We have strong stock holding guidelines under which each executive officer must hold throughout the year at least 75% of his or her total equity holdings (measured as of January 1). In addition, each executive officer may sell only a limited number of shares each quarter.

•

Succession Planning. The Board and the Compensation Committee regularly review our CEO succession plan (both long- and short-term plans), consider candidates, review and monitor the career development of potential successors, and consider the Company’s needs in light of its strategic direction.

•	Change in Control Agreements. Our change in control agreements provide severance payments and accelerated vesting of equity awards only on a “double trigger” basis.

•	No Tax Gross-Ups. Tax gross-ups are not provided to our executive officers for personal expenses or in the event of a change in control.

•	Shareholder Engagement. We have a long-standing shareholder outreach program in which we dialogue on numerous topics, including executive compensation matters.

•

Accessible Leadership and Compensation Committee. To encourage and facilitate dialogue between our shareholders and the Compensation Committee about our executive compensation policies and practices, we have established direct lines of communication for our shareholders to the Compensation Committee, including a direct e-mail address.

•

Independent Compensation Consultant. The Compensation Committee’s compensation consultant provides services only for the Compensation Committee and is not permitted to provide any services to the Company unless pre-approved by the Compensation Committee.

•	Risk Oversight. The Compensation Committee oversees and evaluates the design and implementation of the incentives and risks associated with our compensation policies and practices.

•	No Hedging, Option Repricings or Discounted Options. We do not permit hedging of Company stock, option repricings without shareholder approval, or the issuance of discounted stock options.

The Compensation Committee believes that the actions described above clearly demonstrate the Company’s commitment to and consistent execution of an effective pay-for-performance executive compensation program. For more information, please see the discussion below.

  Compensation Discussion and Analysis (continued)

Named Executive Officers

The executive officers who appear in the Summary Compensation Table for 2011 are:

Name	Title
Joseph M. Tucci	Chairman, President and Chief Executive Officer
David I. Goulden	Executive Vice President and Chief Financial Officer
Patrick P. Gelsinger	President and Chief Operating Officer, EMC Information Infrastructure Products
William J. Teuber, Jr.	Vice Chairman
Howard D. Elias	President and Chief Operating Officer, EMC Information Infrastructure and Cloud Services

These individuals are referred to collectively in this Proxy Statement as the “Named Executive Officers.”

Objectives of EMC’s Executive Compensation Program

The objectives of EMC’s executive compensation program are to:

•	motivate executives to achieve EMC’s strategic, operational and financial goals;
•	reward superior performance;
•	attract and retain exceptional executives; and
•	align the interests of executives and EMC shareholders.

These objectives are discussed below for each element of EMC’s executive compensation program.

Elements of EMC’s Executive Compensation Program

The primary elements of EMC’s executive compensation program are base salary, cash bonuses and equity incentives.

When designing the executive compensation program, the Compensation Committee gives significant weight to cash and equity incentives, which reflects the Compensation Committee’s belief that a large portion of executive compensation should be performance-based. This compensation is performance-based because payment and/or vesting are tied to the achievement of individual and/or corporate performance goals. In addition, with respect to the equity awards, the value to the recipient fluctuates with the price of our common stock. The Compensation Committee believes that the equity incentives are particularly significant because they drive the achievement of EMC’s long-term strategic goals and align the executives’ interests with those of EMC shareholders, while the cash bonuses drive the achievement of shorter-term performance goals that impact the accomplishment of EMC’s long-term strategic objectives.

  Compensation Discussion and Analysis (continued)

Set forth below is a summary of the relative weights given to each component of the 2011 compensation opportunities for Mr. Tucci and the other Named Executive Officers.

CEO

Other NEOs*

*	Reflects average compensation.
**	Includes the 2011 LTIP stock units, which are described beginning on page 41 of this Proxy Statement.

For purposes of determining the percentages shown above for the annual compensation opportunities of the Named Executive Officers, it is assumed that cash bonuses will be earned at target levels, stock options have a value determined by an option pricing model and restricted stock units have a value equal to the underlying value of the stock on the date the grant was approved. Since these awards have both upside opportunities and downside risk, these percentages may not reflect the actual amounts realized.

  Compensation Discussion and Analysis (continued)

Base Salary

In general, the base salary of each of the Named Executive Officers is determined by evaluating the executive officer’s responsibilities, experience and impact on EMC’s results and the salaries paid to executive officers in comparable positions by our peer group. We use base salary to compensate our executive officers for performing their day-to-day responsibilities. Base salary adjustments are considered annually and take into account changes in the executive officer’s responsibilities and performance and the current competitive marketplace and economy.

The Named Executive Officers’ 2011 and 2012 base salaries are set forth below:

Name	2011 Base Salary ($)	2012 Base Salary ($)
Joseph M. Tucci*	1,000,000	1,000,000
David I. Goulden	600,000	600,000
Patrick P. Gelsinger	600,000	600,000
William J. Teuber, Jr.	700,000	700,000
Howard D. Elias	600,000	600,000

*	Mr. Tucci’s base salary has not increased since 2001.

Cash Bonus Plans

More than 75% of our employees, including the Named Executive Officers, participate in our cash bonus plans under which the payment of bonuses is contingent upon the achievement of pre-determined performance goals. Our cash bonus plans are designed to motivate our executive officers and other employees to achieve specified corporate, business unit, individual, strategic, operational and financial performance goals.

Each year, the Compensation Committee approves each Named Executive Officer’s cash bonus opportunity. In determining the cash bonus opportunity, the Compensation Committee considers a number of factors, including EMC’s performance, the individual’s performance and the performance of the business unit or function for which the individual is responsible, the individual’s experience, similar compensation opportunities that may be payable to similarly situated executives internally and externally, changes in the competitive marketplace and the economy, and the other elements of compensation payable by EMC to the individual.

The Named Executive Officers’ 2011 and 2012 total target annual bonus opportunities are set forth below:

Name	2011 Total Target Annual Bonus Opportunity ($)	2012 Total Target Annual Bonus Opportunity ($)
Joseph M. Tucci*	1,440,000	1,440,000
David I. Goulden	700,000	700,000
Patrick P. Gelsinger	700,000	700,000
William J. Teuber, Jr.	700,000	700,000
Howard D. Elias	700,000	700,000

*	Mr. Tucci’s total target annual bonus opportunity has not increased since 2001.

2011 Cash Bonus Plans

For 2011, the Compensation Committee approved three cash bonus plans in which the Named Executive Officers were eligible to participate: the Corporate Incentive Plan, the Executive Management by Objectives Plan and the Information Storage Incentive Plan. The Corporate Incentive Plan is intended to incent the achievement of financial metrics for the Company that are aligned with the annual operating plan set by the Board. The Executive Management by Objectives Plan is intended to incent the achievement of strategic and operational goals. The Information Storage Incentive Plan is intended to incent the achievement of the financial metrics for our Information Storage business that are aligned with the annual operating plan set by the Board.

  Compensation Discussion and Analysis (continued)

The Compensation Committee determined that the vast majority of the bonus opportunity for Messrs. Tucci and Goulden should be allocated to the Corporate Incentive Plan since, in their respective roles, they have responsibility for, and a significant impact on, EMC’s overall corporate performance and achievement of long-term objectives, and the remaining portion of their respective bonus opportunity should be allocated to the Executive Management by Objectives Plan to focus on the achievement of various strategic and operational goals. For Messrs. Gelsinger, Teuber and Elias, the Compensation Committee determined that 50% of their target bonus opportunity should be allocated to the Corporate Incentive Plan since they influence EMC’s overall corporate performance, 30% of their target bonus opportunity should be allocated to the Information Storage Incentive Plan since they have a significant impact on EMC’s Information Storage business, and the remainder of their target bonus opportunity should be allocated to the Executive Management by Objectives Plan.

The annual target bonus opportunity for each of the bonus plans in which the Named Executive Officers participated in 2011 is set forth below.

Name	Corporate Incentive Plan ($)	Executive Management by Objectives Plan ($)	Information Storage Incentive Plan ($)
Joseph M. Tucci	1,152,000	288,000	n/a
David I. Goulden	560,000	140,000	n/a
Patrick P. Gelsinger	350,000	140,000	210,000
William J. Teuber, Jr.	350,000	140,000	210,000
Howard D. Elias	350,000	140,000	210,000

2011 Corporate Incentive Plan

The 2011 Corporate Incentive Plan is an annual incentive plan under which EMC executives, including our Named Executive Officers, are eligible to receive cash bonuses contingent upon EMC’s attainment of revenue, EPS and free cash flow targets, with 30% of the opportunity based on revenue, 50% based on EPS and 20% based on free cash flow. The Compensation Committee selected these financial metrics because in its judgment they represent the primary metrics on which the Named Executive Officers should focus to drive EMC’s strategic plan and shareholder value. EPS was given the greatest weighting under the 2011 Corporate Incentive Plan to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value. EPS and free cash flow were calculated on a non-GAAP basis. EMC’s management uses these non-GAAP financial measures in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons.

Plan participants were provided with the opportunity to earn up to 40% of their annual target bonus on the achievement of both revenue and EPS targets set by the Compensation Committee for the first half of 2011. The opportunity to receive a first half payment was provided to incent strong revenue growth and profitability during the first half of the year. The plan design provided no payment for the free cash flow component for the first half of 2011 because the Compensation Committee determined that we could not assess whether a full year free cash flow target would be achieved after only six months given the large number of factors that could impact free cash flow in the second half of 2011.

The 2011 Corporate Incentive Plan funds at 100% of target upon the achievement of the performance target for each of the three metrics. Although, generally, participants were not entitled to a bonus unless the performance threshold for each metric was achieved, the Compensation Committee had discretion under the plan to award up to 50% of the annual target opportunity for performance below that threshold. In addition, the plan provided that the Compensation Committee could exercise negative discretion to reduce payments. The maximum bonus opportunity under the plan was equal to 200% of a participant’s target bonus opportunity.

  Compensation Discussion and Analysis (continued)

The elements of the 2011 Corporate Incentive Plan are set forth below:

Performance Goal	Threshold (50% Payout) ($)	Target (100% Payout) ($)	Maximum (200% Payout) ($)	Component Weighting	Achievement/ Plan Payout ($)
Revenue (billions)	18.40	19.60	20.30	30%	20.0/133%
Non-GAAP EPS*	1.33	1.46	1.52	50%	1.51/178%**
Non-GAAP free cash flow (billions)*	3.64	4.00	4.18	20%	4.4/200%

*	For purposes of calculating achievement of the EPS target, the impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, an RSA special charge and gain on strategic investments for 2011 were excluded. For purposes of calculating achievement of the free cash flow target, free cash flow was defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.
**	These numbers reflect actual achievement before application of the Compensation Committee’s negative discretion as discussed below.

The Compensation Committee exercised negative discretion, as permitted by the plan, to reduce the payout for the non-GAAP EPS achievement to include the impact of EMC’s actual expenditures incurred in 2011 related to a sophisticated cyber attack on our RSA division, which were excluded from our 2011 non-GAAP results. This reduced the payout for the EPS component under the plan from 178% to 164%. As a result, each 2011 Corporate Incentive Plan participant’s bonus was paid at 162% of target instead of 169% of target. The actual payouts for the Named Executive Officers under the 2011 Corporate Incentive Plan were $1,866,240 for Mr. Tucci, $907,200 for Mr. Goulden and $567,000 for each of Messrs. Gelsinger, Teuber and Elias.

2011 Executive Management by Objectives Plan

The Management by Objectives Plan is an annual incentive plan in which many EMC employees are eligible to participate. In 2011, our executive officers were eligible to receive semi-annual cash bonuses contingent upon (i) corporate achievement of semi-annual funding goals and (ii) achievement of a number of shared and individual semi-annual performance goals (the “Executive MBO”). The primary purpose of the Executive MBO is to focus our executive officers on the completion of strategic and operational priorities, thereby leading to greater long-term shareholder value.

For each half of 2011, the Compensation Committee assigned seven shared goals to the executive officers, including the Named Executive Officers, with 90% of the semi-annual payment tied to the achievement of these shared goals. In addition, each executive officer was assigned an individual goal, with 10% of the semi-annual payment tied to achievement of the individual goal. The Compensation Committee assigned an individual goal to Mr. Tucci, and Mr. Tucci assigned individual goals to each of the other Named Executive Officers based on their respective job responsibilities. Each of the shared goals and individual goals were specific and measurable.

At the close of each half of 2011, the Compensation Committee or Mr. Tucci, as applicable, determined whether the applicable semi-annual goals had been achieved.

Funding for the first half and second half Executive MBO goals was dependent upon achievement of semi-annual corporate revenue and profit targets. For each half-year period, the Executive MBO is funded at 100% if both of the applicable targets are met and at 80% if one or both of these targets is not achieved.

Payment of the Executive MBO bonuses was a function of the achievement of (i) each of the first half and second half funding goals, (ii) the shared performance goals, and (iii) the respective individual goals. Given our corporate financial performance in the first and second halves of 2011, the semi-annual revenue and profit funding goals were satisfied, and consequently, the Executive MBO was funded at 100% in each half of 2011.

  Compensation Discussion and Analysis (continued)

A general description of the goals assigned to the Named Executive Officers under the Executive MBO in 2011 is set forth below:

Shared Goals

Executive Officers	Description
All Named Executive Officers

•    Pursue mid-tier storage growth strategy

•    Expand global market opportunity

•    Leverage partnerships for cloud strategy execution

•    Drive implementation of Big Data strategy

•    Execute talent management initiatives

Individual Goals

Executive Officer	Description
Joseph M. Tucci	• Continue to focus on succession planning initiatives • Talent management and organizational alignment
David I. Goulden	• Drive cost efficiency initiatives • Consolidate cloud IT strategy
Patrick P. Gelsinger	• Strengthen partnership coordination on cloud initiatives • Drive leadership initiatives in Big Data
William J. Teuber, Jr.	• Implement mid-tier storage strategic initiatives • Drive international growth strategy
Howard D. Elias	• Strengthen partnership coordination on cloud initiatives • Implement mid-tier storage strategic initiatives

Although achievement of the shared and individual Executive MBO goals for each of the Named Executive Officers required significant effort, the Compensation Committee expected that the goals would be attainable by the Named Executive Officers and, historically, a significant percentage of the Executive MBO goals from year to year have been achieved. In 2011, the Named Executive Officers’ achievement of their respective goals ranged from 95% to 98%. The actual payouts under the Executive MBO in 2011 were $274,629 for Mr. Tucci and $137,000 for each of Messrs. Goulden, Gelsinger, Teuber and Elias.

2011 Information Storage Incentive Plan

The 2011 Information Storage Incentive Plan is an annual incentive plan under which Messrs. Gelsinger, Teuber and Elias were eligible to receive cash bonuses since they have a significant impact on EMC’s Information Storage business. Bonuses under the plan were tied to the Information Storage business’ 2011 operating income, excluding restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and the net impact of capitalized software development costs and related amortization (“Cash EBIT”). The Compensation Committee selected revenue and Cash EBIT as performance metrics under the plan since they are important drivers of our Information Storage business and shareholder value. The bonus opportunity under the plan for Messrs. Gelsinger, Teuber and Elias was equally weighted between the Information Storage business’ revenue and Cash EBIT because the Compensation Committee believes Messrs. Gelsinger’s, Teuber’s and Elias’ efforts have a relatively equal impact on the achievement of each metric.

  Compensation Discussion and Analysis (continued)

Messrs. Gelsinger, Teuber and Elias had the opportunity to earn up to 200% of their annual incentive target under the plan if both the 2011 revenue and Cash EBIT targets for the Information Storage business were exceeded. In order to encourage consistent execution throughout the year, Messrs. Gelsinger, Teuber and Elias were also eligible to receive up to 25% of their target annual bonus opportunity on a quarterly basis if the quarterly targets set by Messrs. Tucci and Goulden were achieved. The quarterly revenue and Cash EBIT targets were aligned with the annual operating plan set by the Board. Although, generally, participants were not entitled to a bonus for the quarter unless threshold performance was achieved, Mr. Tucci had discretion under the plan to award up to 12.5% of their target annual bonus opportunity for the quarter for performance below that threshold.

The elements of the 2011 Information Storage Incentive Plan are set forth below:

Performance Goal	Threshold (50% Payout) ($)	Target (100% Payout) ($)	Maximum (200% Payout) ($)	Component Weighting	Achievement/ Plan Payout ($)
Revenue (billions)	12.51	14.40	14.94	50%	14.36/98.6%
Non-GAAP Cash EBIT (billions)*	3.68	4.05	4.34	50%	4.24/100%

*	Cash EBIT was calculated on a non-GAAP basis. A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.

The actual payout under the 2011 Information Storage Incentive Plan for each of Messrs. Gelsinger, Teuber and Elias was $208,481.

2012 Cash Bonus Plans

For 2012, the Compensation Committee approved a cash bonus program for the Named Executive Officers similar to the 2011 cash bonus program. The table below sets forth the annual target bonus opportunity in each of the bonus plans in which our Named Executive Officers are participating in 2012. The allocation of the 2012 annual target bonus opportunity among the cash bonus plans is the same as in 2011.

Name	Corporate Incentive Plan ($)	Executive Management by Objectives Plan ($)	Information Storage Incentive Plan ($)
Joseph M. Tucci	1,152,000	288,000	n/a
David I. Goulden	560,000	140,000	n/a
Patrick P. Gelsinger	350,000	140,000	210,000
William J. Teuber, Jr.	350,000	140,000	210,000
Howard D. Elias	350,000	140,000	210,000

A description of our 2012 cash bonus plans is set forth below.

2012 Corporate Incentive Plan

The 2012 Corporate Incentive Plan has the same plan design as the 2011 Corporate Incentive Plan. Bonuses under the 2012 Corporate Incentive Plan will be based upon the achievement of 2012 revenue, non-GAAP EPS and non-GAAP free cash flow targets. In determining the performance goals under the 2012 Corporate Incentive Plan, the Compensation Committee adopted aggressive revenue, EPS and free cash flow goals, evidencing our continued commitment to pay-for-performance. The targets under the 2012 Corporate Incentive Plan have increased substantially from 2011 and require our executives to drive strong growth in revenue, EPS and free cash flow in 2012.

Performance Goal	2012 Target (100% Payout) ($)	% Increase from 2011 Achievement	Component Weighting
Revenue (billions)	22.00	10.0%	30%
Non-GAAP EPS	1.70	12.6%	50%
Non-GAAP free cash flow (billions)	4.90	10.7%	20%

  Compensation Discussion and Analysis (continued)

The revenue and non-GAAP EPS performance targets are the same as the annual outlook for 2012 revenue and non-GAAP EPS that we provided in early 2012. The impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and certain unanticipated events will be excluded for purposes of calculating achievement against the EPS target. Free cash flow will be calculated as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs.

These targets and goals are disclosed in the limited context of EMC’s 2012 Corporate Incentive Plan and should not be understood to be statements of management’s expectations or estimates of results. EMC specifically cautions investors not to apply these statements to other contexts.

2012 Executive Management by Objectives Plan

The 2012 Executive MBO has the same plan design as the 2011 Executive MBO. The shared and individual goals for the Named Executive Officers reflect continuing execution of our strategic and operational priorities.

2012 Information Storage Incentive Plan

The 2012 Information Storage Incentive Plan has the same plan design as the 2011 Information Storage Incentive Plan. Bonuses under the 2012 plan will be tied to the Information Storage business’ 2012 revenue and Cash EBIT.

Equity Incentives

EMC believes strongly that equity awards align the interests of its employees with those of its shareholders. EMC grants equity incentive awards:

•	to motivate our employees, including the Named Executive Officers, to achieve EMC’s financial goals;
•	to tie a portion of the compensation of our employees, including the Named Executive Officers, to the value of our common stock; and
•	to promote retention through the use of multi-year vesting schedules.

Under the Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”), EMC grants stock options, restricted stock awards and restricted stock unit awards to provide employees with a mixed equity portfolio and to increase employee retention. In establishing criteria for the type of equity awards to be granted to the Named Executive Officers, the number of shares subject to those awards and the terms and conditions of those awards, the Compensation Committee takes into account the duties and responsibilities of the individual, individual performance, previous equity awards made to such individual and the value of those awards, and awards made to individuals in similar positions at our peer group companies.

In demonstration of our commitment to pay-for-performance, we have made performance equity awards a key component of our executive compensation program. Accordingly, the Compensation Committee grants at least 50% of the total number of shares awarded to our executive officers in any fiscal year as performance-based, subject to exceptions in very limited circumstances such as to achieve retention or new hire objectives. All or a portion of these awards will be forfeited if the performance goals are not met.

In 2011, as in prior years, equity awards represented a significant portion of the total compensation awarded to our Named Executive Officers in order to tie a substantial portion of the executive officers’ compensation to long-term shareholder value. For the Named Executive Officers, a significant majority of their 2011 equity awards are performance-based awards and the remaining are time-based awards.

  Compensation Discussion and Analysis (continued)

The equity awards granted to the Named Executive Officers in 2011 are set forth below:

Name	Performance Stock Units	Performance Stock Options	Time-Based Stock Units	Time-Based Stock Options	2011 LTIP Stock Units
Joseph M. Tucci	183,307	92,424	122,205	61,616	—
David I. Goulden	61,103	30,808	40,735	20,539	239,617
Patrick P. Gelsinger	61,103	30,808	140,735	20,539	239,617
William J. Teuber, Jr.	81,470	41,078	54,314	27,385	—
Howard D. Elias	61,103	30,808	40,735	20,539	239,617

Set forth below is a description of the outstanding equity incentive awards that we have granted to the Named Executive Officers.

Performance-Based Equity Awards

2010 Performance Stock Units and Options. In August 2010, the Compensation Committee granted performance stock units and performance stock options to our executive officers, including the Named Executive Officers, which were eligible to vest only if 2011 revenue and EPS targets were achieved. We refer to these grants as the “2010 performance stock units” and the “2010 performance stock options.” The vesting of 40% of these awards was tied to our 2011 revenue results and the vesting of 60% of these awards was tied to our 2011 EPS results. The Compensation Committee selected these financial metrics because in its judgment they represent two important metrics on which the Named Executive Officers should focus to drive EMC’s strategic plan and shareholder value. EPS was given the greater weighting to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value.

The Compensation Committee believes that to sustain long-term shareholder value it is important that our executives are properly incented to help guide our Company through any type of business climate, including any unexpected industry-wide economic downturn. Therefore, the Compensation Committee determined that even if the revenue and EPS thresholds were not achieved, a lesser number of the 2010 performance awards should be eligible to vest as long as EMC achieved strong revenue and EPS growth in 2011 relative to our peer group. If EMC’s revenue growth ranked among the top one-third of the peer group, then 50% of the 2010 performance awards tied to revenue growth would be eligible to vest and if EMC’s revenue growth ranked in the top half of the peer group, then 25% of these performance awards would be eligible to vest. Similarly, if EMC’s EPS growth ranked among the top one-third of the peer group, then 50% of the 2010 performance awards tied to EPS growth would be eligible to vest and if EMC’s EPS growth ranked in the top half of the peer group, then 25% of these performance awards would be eligible to vest.

We granted 210,000, 72,000, 72,000, 72,000 and 72,000 2010 performance stock units to Messrs. Tucci, Goulden, Gelsinger, Teuber and Elias, respectively. We granted 105,000, 36,000, 36,000, 36,000 and 36,000 2010 performance stock options to Messrs. Tucci, Goulden, Gelsinger, Teuber and Elias, respectively.

The revenue and EPS goals for the 2010 performance awards, which aligned to the revenue and EPS goals under the 2011 Corporate Incentive Plan, and the achievement against the goals, are summarized below:

Performance Goal	Threshold ($)	Target ($)	Component Weighting	Achievement ($)	% of Shares Eligible to Vest
Revenue (billions)	18.38	19.60	40%	20.0	100%
Non-GAAP EPS*	1.33	1.46	60%	1.51	100%

*	EPS was calculated on a non-GAAP basis. The achievement of the EPS target was calculated in the same manner as provided under the 2011 Corporate Incentive Plan. A reconciliation of our GAAP to non-GAAP results can be found in Exhibit B to this Proxy Statement.

Given our strong results in 2011, 100% of the 2010 performance stock units became eligible to vest, with one-third of these units vesting on February 2, 2012. Subject to the executive officer’s continued employment with EMC, one-half of the remaining 2010 performance stock units will vest in each of 2013 and 2014. Similarly,

  Compensation Discussion and Analysis (continued)

100% of the 2010 performance stock options became eligible to vest, with one-fourth of these options vesting on February 2, 2012. Subject to continued employment with EMC, one-third of the remaining 2010 performance stock options will vest in each of 2013, 2014 and 2015. The Compensation Committee provided for three- and four-year vesting to encourage retention.

2011 Performance Stock Units and Options. In August 2011, the Compensation Committee granted similar performance stock units and performance stock options to our executive officers, including the Named Executive Officers. These awards are eligible to vest only if we achieve 2012 revenue and EPS targets. These awards have the same plan design as the 2010 performance stock units and 2010 performance stock options.

2011 Long-Term Incentive Plan Stock Units. In August 2011, the Compensation Committee granted restricted stock units to select members of EMC’s senior management team, including Messrs. Goulden, Gelsinger and Elias, which vest only if a three-year cumulative revenue goal is achieved. We refer to these grants as the “2011 LTIP stock units.” The 2011 LTIP stock units promote long-term alignment with EMC’s business plan, require sustained performance and provide a multi-year retention incentive through a period of leadership transition.

The 2011 LTIP stock units will vest in two equal installments in 2015 and 2016, but only if EMC achieves at least a threshold cumulative revenue goal over fiscal years 2012 through 2014. The number of 2011 LTIP stock units that vest depends on the percentage of achievement of the cumulative revenue target. If cumulative revenue equals or exceeds:

•

94.6% of the performance target, then 60% of the 2011 LTIP stock units will be eligible to vest (30% in each of 2015 and 2016); this represents a threshold level of performance, below which all the 2011 LTIP stock units will be forfeited, subject to the relative peer group vesting provisions below;

•	97.3% of the performance target, then 85% of the 2011 LTIP stock units will be eligible to vest (42.5% in each of 2015 and 2016); or
•	100% of the performance target, then 100% of the 2011 LTIP stock units will be eligible to vest (50% in each of 2015 and 2016).

The following chart shows the number of 2011 LTIP stock units that will be eligible to vest based on achievement of at least threshold performance:

Name	Threshold # of 2011 LTIP Stock Units Eligible to Vest if 94.6% of Target Achieved	# of 2011 LTIP Stock Units Eligible to Vest if 97.3% of Target Achieved	Maximum # of 2011 LTIP Stock Units Eligible to Vest if 100% of Target Achieved
David I. Goulden	143,770	203,674	239,617
Patrick P. Gelsinger	143,770	203,674	239,617
Howard D. Elias	143,770	203,674	239,617

The Compensation Committee believes that the three-year cumulative revenue goal is rigorous and that EMC must demonstrate superior revenue growth in order for the 2011 LTIP stock units to vest. EMC will provide retrospective disclosure regarding the three-year cumulative revenue target in 2015 and will also provide an update on the likelihood of achievement of the revenue target in EMC’s 2013 Proxy Statement.

To encourage continued focus on achieving our long-term strategic goals without regard to global economic conditions, the Compensation Committee determined that even if the three-year cumulative revenue threshold was not achieved, a lesser number of the 2011 LTIP stock units should be eligible to vest as long as EMC achieves strong revenue growth relative to our peer group. Therefore, if the three-year cumulative revenue threshold is not achieved, but EMC’s three-year cumulative revenue growth is at least 10% higher than the median ranking of the three-year revenue growth of our peer group, then 50% of the 2011 LTIP stock units will be eligible to vest (25% in each of 2015 and 2016).

The performance-based equity awards granted to the Named Executive Officers in August 2011 are not reflected in the Summary Compensation Table on page 48 of this Proxy Statement as 2011 compensation

  Compensation Discussion and Analysis (continued)

because under applicable accounting rules, performance equity awards are not valued until the performance targets are established. The performance targets for these awards were established in February 2012. However, for purposes of determining the overall compensation for the Named Executive Officers for 2012, the Compensation Committee considered the value of these awards as of the date the awards were granted. For more information, please see “Compensation of Executive Officers – Summary Compensation Table” on page 48 of this Proxy Statement.

Time-Based Equity Awards

Recognizing that a very large portion of our executive officers’ compensation is at risk, the Compensation Committee determined to grant time-based stock units and stock options to promote retention. Accordingly, in August 2011, in addition to performance stock unit and performance stock option awards, our executive officers were granted time-based stock units and time-based stock options. The time-based stock units vest at the rate of 25% per year on each of the first four anniversaries of the grant date, subject to the executive officer’s continued employment with EMC. The time-based stock options vest at the rate of 20% per year on each of the first five anniversaries of the grant date, subject to the executive officer’s continued employment with EMC.

In February 2011, Mr. Gelsinger received 100,000 restricted stock units which vest ratably over four years. The Compensation Committee granted these equity awards as a retention incentive for Mr. Gelsinger.

Equity Grant Guidelines

As is the case for all of our equity awards and in accordance with our equity grant guidelines, stock options are usually granted by the Compensation Committee at regularly scheduled meetings. If the meeting is held on a business day, the grant date is such business day and the price is the closing price of our common stock on such date. If the meeting is not held on a business day, the grant date is the next business day and the price is the closing price of our common stock on such date. If the meeting is held during the “quiet period” preceding our earnings announcement, the grant date is the first business day that the “quiet period” ends, and the price is the closing price of our common stock on such date.

Retirement and Deferred Compensation Benefits

EMC does not provide the Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor does EMC provide the Named Executive Officers with retiree health benefits. EMC employees, including the Named Executive Officers, may participate in a 401(k) plan. The 401(k) plan is provided to all employees as a standard benefit offering, designed to assist employees with retirement savings in a tax-advantaged manner. The plan provides for a matching contribution of 6% of the employee’s contribution, up to a maximum of $3,000 per year. The Company match vests pro rata over the participant’s first three years of service. EMC makes a matching contribution to the 401(k) plan to attract and retain employees and because it provides an additional incentive for employees to save for retirement.

EMC also maintains a nonqualified deferred compensation plan pursuant to which designated managerial or highly compensated employees, including the Named Executive Officers, may elect to defer the receipt of a portion of the base salaries and/or cash bonuses they would otherwise have received when earned. EMC does not make any matching or other contributions under this plan. The nonqualified deferred compensation plan was adopted in order to give participants, including the Named Executive Officers, the ability to defer receipt of certain income to a later date, which may be an attractive tax planning feature, the availability of which assists in the attraction and retention of executive talent. Deferrals are adjusted for earnings and losses in the plan’s investment funds, which are substantially similar to the investment options available under the 401(k) plan. For more information on EMC’s deferred compensation plan, please see “Compensation of Executive Officers – Nonqualified Deferred Compensation” beginning on page 56 of this Proxy Statement.

  Compensation Discussion and Analysis (continued)

Perquisites

The Named Executive Officers receive limited perquisites as described below. The perquisites we provide represent a small fraction of the total compensation of each Named Executive Officer. The value of the perquisites we provide are generally taxable to the Named Executive Officers and the incremental cost to EMC of providing these perquisites is reflected in the Summary Compensation Table.

Tax and financial planning services and executive physicals are provided because the Compensation Committee believes they allow the Named Executive Officers to focus more of their time and attention on their employment and promote the well-being of the Named Executive Officers.

Personal use of EMC-owned aircraft is limited to our Chief Executive Officer and, on rare occasions, other Named Executive Officers. Limited personal use of EMC-owned aircraft is permitted to reduce these executives’ travel time and to allow them to devote more time to work duties.

EMC does not provide tax gross-ups to our Named Executive Officers or any other executive officers for perquisites or personal expenses (other than with respect to reimbursement of relocation expenses which is available to all employees).

The Compensation Committee periodically reviews the perquisites that it provides, including the cost to EMC of providing such perquisites, and believes that the perquisites provided are reasonable and appropriate. For more information on perquisites provided to the Named Executive Officers, please see the “All Other Compensation Table” on page 49 of this Proxy Statement.

Post-Termination Compensation

In addition to retirement and deferred compensation benefits described above, EMC has arrangements with the Named Executive Officers that may provide them with compensation following termination of employment for the reasons discussed below.

Change in Control Agreements

Change in control agreements benefit a corporation in the event of a change in control or a potential change in control by promoting stability during a potentially uncertain period and allowing executives who are parties to such agreements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment. The Board believes that it is in EMC’s best interest to have change in control agreements with the Named Executive Officers. EMC’s change in control agreements provide the executives with cash severance payments, equity award acceleration and certain other benefits in the event that their employment is terminated in connection with a change in control or potential change in control (known as “double trigger” benefits), which payments and benefits are described in more detail under “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control” beginning on page 57 of this Proxy Statement. The change in control agreements provide these benefits only if there is both (i) a change in control (or potential change in control) of EMC and (ii) the executive’s employment is terminated by EMC (or any successor) without cause or if the executive terminates his or her employment for good reason, in each case within 24 months following a change in control (or during a potential change in control period). We refer to such a termination of employment as a “qualifying termination.”

No excise tax gross-up is provided for any severance or other benefits paid under EMC’s change in control agreements with the Named Executive Officers.

The determination of the appropriate level of payments and benefits to provide in the event of a qualifying termination involved the consideration of a number of factors. The Board considered that a Named Executive Officer, who is more likely to lose his or her job in connection with a change in control than other employees, may require more time than other employees in order to secure an appropriate new position and, unless that

  Compensation Discussion and Analysis (continued)

executive was provided with change in control benefits, may be motivated to start a job search early in connection with a change in control to the detriment of EMC. The Compensation Committee reviewed peer practices and market trends, and determined that the level of change in control benefits provided to the Named Executive Officers is consistent with the level provided to executive officers of other public companies of similar size to EMC. Based on these considerations, we believe that the terms of the agreements are reasonable and provide an incentive for our Named Executive Officers to remain with EMC. In addition, by not providing severance payments, accelerated vesting of certain equity awards or other benefits unless both a change in control (or potential change in control) has occurred and an executive has a qualifying termination, we believe that an acquiror will be better able to retain EMC’s management team following a change in control.

The Compensation Committee annually reviews the reasonableness and appropriateness of the terms and conditions of EMC’s change in control agreements and the benefits payable thereunder.

For more information on potential payments and benefits under the change in control agreements, please see “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control” beginning on page 57 of this Proxy Statement.

Other Arrangements

Except in limited circumstances, such as where an employment agreement is assumed as part of a corporate transaction, EMC typically does not enter into employment agreements. However, the Board and the Compensation Committee believe it is in the best interests of the Company to ensure the continuity of Mr. Tucci’s leadership and have entered into an employment arrangement with him to continue as the Company’s Chief Executive Officer until at least December 31, 2013. Under this arrangement, Mr. Tucci will be entitled to limited severance benefits upon termination of employment, other than in connection with a change in control, the amount of which the Board and the Compensation Committee determined was appropriate for Mr. Tucci given his many years of service to EMC. For more information on this arrangement, please see “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control – Termination of Employment without Cause” on page 57 of this Proxy Statement.

In addition to the employment arrangement with Mr. Tucci, at the time of Mr. Goulden’s hire in April 2002, EMC agreed to provide him with limited severance benefits in the context of the overall negotiations regarding the terms and conditions of his employment and as an inducement for him to leave his former employer. For more information on this arrangement, please see “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control – Termination of Employment without Cause” beginning on page 57 of this Proxy Statement.

The Named Executive Officers are entitled to certain benefits upon a termination due to death, disability or retirement. For more detail regarding these arrangements, please see “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control” beginning on page 57 of this Proxy Statement.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and certain other executive officers as of the end of any fiscal year. However, performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met. The Compensation Committee considered the impact of Section 162(m) when designing EMC’s cash bonus and equity programs and determined that EMC’s interests were best served by not restricting the Compensation Committee’s discretion and flexibility in designing the compensation programs, even if such programs may result in certain non-deductible compensation expenses. Notwithstanding our general philosophy of maintaining flexibility in designing our programs, all of the stock options and performance-contingent stock units granted to the Named Executive Officers in 2010 and 2011, as well as the 2011 LTIP stock units, are designed to qualify as performance-based compensation that is exempt from the deductibility limits imposed by Section 162(m).

  Compensation Discussion and Analysis (continued)

Stock Ownership Guidelines

To align the interests of our executive officers with those of our shareholders, we believe that they should hold a significant equity interest in EMC. We have had stock ownership guidelines in place for many years. The current stock ownership guidelines for the Named Executive Officers are:

Name	Stock Ownership Guideline
Joseph M. Tucci	650,000
David I. Goulden	187,500
Patrick P. Gelsinger	187,500
William J. Teuber, Jr.	250,000
Howard D. Elias	187,500

New executive officers have three years to reach compliance with the guidelines. Unexercised stock options, unvested shares of restricted stock and unvested restricted stock units are not counted for purposes of determining whether these guidelines are met. The Compensation Committee periodically reviews the holdings of executive officers for compliance with these guidelines. As of March 1, 2012, all of the Named Executive Officers are in compliance with these guidelines.

Stock Holding Guidelines

Our executive officers are subject to stock holding guidelines as well. Like the stock ownership guidelines, these guidelines are intended to align the interests of our executive officers with those of our shareholders by requiring the executive officers to retain a meaningful percentage of their equity holdings in EMC. The executive officers are required to hold throughout the year at least 75% of his or her total equity holdings (measured as of January 1), and may sell only a limited number of shares during a limited window each quarter after meeting the terms of our stock ownership guidelines, our insider trading policy, our securities trading policy and our pre-clearance policy.

Internal Pay Equity

Mr. Tucci is provided with a greater compensation opportunity than our other Named Executive Officers because as our Chief Executive Officer he has primary oversight for EMC’s overall corporate performance, including the development of our vision and strategic direction, establishing EMC as a market leader with innovative products and services, expanding EMC’s position in the market, and maintaining and building relationships with customers, suppliers, employees, shareholders and other stakeholders. In setting Mr. Tucci’s compensation levels, the Compensation Committee also considered his experience as a proven leader and the competitive market conditions for chief executive officers.

In February 2011, we granted a retention incentive award to Mr. Gelsinger, and, in August 2011, we granted 2011 LTIP stock unit awards to Messrs. Goulden, Gelsinger and Elias. There are no other material differences in the compensation opportunities for Messrs. Goulden, Gelsinger, Teuber and Elias. For descriptions of Mr. Gelsinger’s February 2011 incentive award and the 2011 LTIP stock units, please see “Elements of EMC’s Executive Compensation Program – Equity Incentives” beginning on page 39 of this Proxy Statement.

Hedging Policy

EMC policies do not permit any employees, including the Named Executive Officers, to “hedge” ownership by engaging in short sales or trading in any options contracts involving EMC securities.

  Compensation Discussion and Analysis (continued)

Compensation Recovery Policies

We have an incentive compensation clawback policy under which EMC will require reimbursement of any cash or equity incentive compensation paid where payment was predicated on financial results that were subject to a significant restatement and the individual engaged in fraud or willful misconduct that caused or partially caused the restatement. The policy applies to all EMC employees, including the Named Executive Officers, and allows recovery of incentive compensation in the event of a significant restatement where appropriate. In addition, EMC equity plans have for many years contained provisions that allow EMC to cancel outstanding equity awards or “clawback” the value of awards recently realized if a Named Executive Officer or other senior employee engages in activity detrimental to EMC, such as failing to comply with EMC’s Key Employee Agreement, including the non-competition and non-solicitation provisions, engaging in any activity that results in the employee’s termination for cause, or being convicted of a crime.

Role of Compensation Consultant

The Compensation Committee is directly responsible for the appointment, compensation and oversight of its compensation consultant. In 2011, the Compensation Committee engaged Towers Watson to serve as its compensation consultant. Towers Watson works at the direction of the Compensation Committee and reports directly to the Compensation Committee.

During 2011, Towers Watson assisted the Compensation Committee in performing pay-for-performance analyses. In addition, Towers Watson assisted the Compensation Committee in reviewing, among other things, executive compensation practices, trends and competitive practices, and change in control and other termination scenarios.

The Compensation Committee has a policy that provides that its compensation consultant will only provide services to the Compensation Committee and is prohibited from providing any other services to EMC, unless such services are pre-approved by the Compensation Committee. For 2011, the Compensation Committee pre-approved all fees paid to Towers Watson. The following table summarizes the fees paid for services that Towers Watson provided to the Compensation Committee for each of the last two fiscal years.

	Fees for services to Compensation Committee ($)	Fees for services to EMC ($)	Fees for other services[1] ($)
2011	143,364	0	89,469	[2]
2010	197,512	0	101,000	[2]

[1]

Includes services that involve only broad-based non-discriminatory plans or the provision of information that is not customized for EMC or is customized based on parameters that are not developed by Towers Watson.

[2]	These amounts reflect the fees associated with EMC’s purchase of global broad-based surveys from Towers Watson.

Peer Group

The Compensation Committee, with the assistance of its compensation consultant, reviews compensation from published technology industry surveys and from EMC’s peer group companies for purposes of comparing EMC’s executive compensation program with market practices and in order to inform the Compensation Committee’s decisions regarding EMC’s executive compensation program. The Compensation Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers comparator compensation as one factor in making its compensation decisions. Other factors include EMC’s performance and an individual’s contribution, experience and potential. After taking these factors into account, the Compensation Committee exercises its judgment in making compensation decisions. We believe that this approach gives EMC the flexibility to make compensation decisions based upon all of the facts and circumstances.

  Compensation Discussion and Analysis (continued)

For 2011, EMC’s peer group consisted of 17 companies:

• Accenture plc	• Dell Inc.	• NetApp, Inc.
• Adobe Systems Incorporated	• eBay Inc.	• Oracle Corporation
• Advanced Micro Devices, Inc.	• Hewlett-Packard Company	• Seagate Technology
• CA, Inc.	• Intel Corporation	• Symantec Corporation
• Cisco Systems, Inc. • Computer Sciences Corporation	• International Business Machines Corporation • Microsoft Corporation	• Xerox Corporation

Our 2012 peer group is the same as our 2011 peer group.

To select the peer group companies, we used the five step process described below.

Step	Screen	Rationale
1	Publicly traded and industry-related companies, including companies in the following industries: • Software & Services • Technology Hardware & Equipment • Semiconductors & Semiconductor Equipment

• Privately held or recently acquired companies are eliminated

• Any publicly traded U.S. companies that are not required to disclose information on executive compensation pay levels and practices are excluded

2	U.S. headquartered companies with global operations	• Companies headquartered outside the U.S. are eliminated due to potential differences in executive pay structure
3	Size of the companies • .25X to 4X that of EMC’s market capitalization and revenue	• Companies not comparable in revenue and market capitalization are eliminated due to differences in executive pay levels

4	Business match and financial performance comparators • Total shareholder return • Net income growth • Revenue growth	• Companies with low degree of business overlap are eliminated • Focus on comparators with strong financial performance

5	Degree of talent overlap	• Top sources for recruiting talent without regard to any of the screening criteria above

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for the Named Executive Officers for the fiscal year ended December 31, 2011.

The amounts shown in the Stock Awards and Option Awards columns reflect the grant date fair value of equity awards for 2011 and prior years, not the actual amounts paid to or that may be realized by the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
Joseph M. Tucci Chairman, President and Chief Executive Officer	2011	1,000,000	0	8,408,713	1,557,752	2,140,869	[4]	0	131,523	13,238,857
	2010	1,000,000	0	7,355,900	1,337,077	2,592,000		0	151,184	12,436,161
	2009	872,308	0	5,995,800	962,085	1,068,420		0	149,150	9,047,763

David I. Goulden Executive Vice President and Chief Financial Officer	2011	600,000	0	2,853,844	529,522	1,044,200	[5]	0	31,754	5,059,320
	2010	600,000	0	2,628,930	402,422	1,256,500		0	17,997	4,905,849
	2009	523,391	0	2,047,260	263,357	572,368		0	14,902	3,421,278

Patrick P. Gelsinger	2011	600,000	0	5,400,844	529,522	912,481	[6]	0	23,271	7,466,118
President and Chief Operating	2010	600,000	0	982,560	152,946	1,232,414		0	28,828	2,996,748
Officer, EMC Information Infrastructure Products	2009	182,308	325,000	8,235,000	2,659,881	175,000		0	132,633	11,709,822

William J. Teuber, Jr. Vice Chairman	2011	700,000	0	3,193,863	582,807	912,481	[6]	0	12,357	5,401,507
	2010	700,000	0	2,628,930	402,422	1,219,289		0	21,384	4,972,025
	2009	609,673	0	2,176,860	301,025	655,684		0	8,870	3,752,112

Howard D. Elias	2011	600,000	0	2,853,844	529,522	912,481	[6]	0	22,593	4,918,440
President and Chief Operating	2010	600,000	0	2,628,930	402,422	1,233,796		0	25,936	4,891,084
Officer, EMC Information Infrastructure and Cloud Services	2009	523,391	0	2,047,260	263,357	549,419		0	15,020	3,398,447

[1]

Amounts represent the grant date fair value for stock awards and stock options in 2011, 2010 and 2009 in accordance with FASB ASC Topic 718. Performance-contingent equity grant amounts assume target shares issued, which also represent the maximum number of shares issuable under such grants. Assumptions used in the calculation of these amounts for awards in 2011, 2010 and 2009 are included in Note P to EMC’s audited financial statements for fiscal year ended December 31, 2011 included in EMC’s Annual Report on Form 10-K filed with the SEC on February 24, 2012. Historically, we have granted performance-based equity awards in the year prior to the applicable performance year, and approved the specific performance goals for such awards during the first quarter of the performance year, at which time the award is given a grant date fair value for accounting purposes. Because we are required to disclose compensation in the table in accordance with applicable accounting rules, the value of the performance-based equity awards granted to our Named Executive Officers in one year is reflected in the table as compensation for the following year. In contrast, the value of the time-based equity awards granted to our Named Executive Officers is reflected in the table as compensation in the year of grant. As an example, the value of the time-based equity awards Mr. Tucci was granted in 2010 is reflected in his 2010 equity award compensation, but the value of the performance-based equity awards he was granted in 2010 is reflected in his 2011 equity award compensation.

[2]

Amounts include incentive compensation earned for the fiscal year ended December 31, 2011. These amounts consist of compensation earned under EMC’s cash bonus plans, which are described on pages 34 to 38 of this Proxy Statement. Also includes amounts earned by Messrs. Goulden and Gelsinger, but deferred under EMC’s Deferred Compensation Retirement Plan.

[3]	Please see the “All Other Compensation Table” below.
[4]	Amount represents payments of $1,866,240 pursuant to the 2011 Corporate Incentive Plan and $274,629 pursuant to the 2011 Executive MBO.
[5]	Amount represents payments of $907,200 pursuant to the 2011 Corporate Incentive Plan and $137,000 pursuant to the 2011 Executive MBO.
[6]	Amount represents payments of $567,000 pursuant to the 2011 Corporate Incentive Plan, $137,000 pursuant to the 2011 Executive MBO and $208,481 pursuant to the 2011 Information Storage Incentive Plan.

  Compensation of Executive Officers (continued)

All Other Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table.

Name	Air Travel[1] ($)	Tax and Financial Planning ($)	Other ($)		Matching 401(k) Plan Contributions[2] ($)	Total ($)
Joseph M. Tucci	110,136	15,000	3,387	[3]	3,000	131,523
David I. Goulden	8,455	10,000	10,299	[4]	3,000	31,754
Patrick P. Gelsinger	0	15,000	5,271	[5]	3,000	23,271
William J. Teuber, Jr.	0	9,357	0		3,000	12,357
Howard D. Elias	0	10,000	9,593	[6]	3,000	22,593

[1]

All aircraft use by Named Executive Officers is documented and categorized as business, personal or mixed use depending on the purpose of a flight. The purpose of a flight is determined based upon a review and analysis of flight data, the Named Executive Officer’s itinerary and other relevant information. A flight is categorized as mixed use if it includes both personal and business aspects. Personal use of EMC-owned aircraft is valued based on the aggregate incremental cost to EMC determined on a per flight basis and includes the cost of fuel used, the hourly cost of aircraft maintenance, landing fees, trip-related hangar and parking costs, and crew-related costs. The incremental cost does not include “deadhead” flights (e.g., a flight on which no passenger was on board); if included, the incremental cost would increase by $12,075 for Mr. Tucci. There were no “deadhead” flights attributable to Mr. Goulden. (Deadhead flights are categorized as business or personal based on the purpose of the immediately preceding or following flight leg, as appropriate.)

[2]	Amounts represent a 6% matching contribution on eligible compensation paid each pay period, up to a maximum of $750 per quarter, made under the EMC 401(k) Savings Plan for 2011.
[3]	Amount represents the cost of an annual executive physical.
[4]	Amount represents the cost of spousal attendance at EMC events of $2,371, the cost of an annual executive physical of $3,722 and a reimbursement under an EMC travel rebate program of $4,206.
[5]	Amount represents the cost of spousal attendance at EMC events.
[6]	Amount represents the cost of spousal attendance at EMC events of $6,014 and the cost of an annual executive physical of $3,579.

  Compensation of Executive Officers (continued)

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan grants, equity incentive plan grants and all other stock awards and option awards granted to the Named Executive Officers in the fiscal year ended December 31, 2011. Our non-equity incentive plans consist of the bonus plans that are described on pages 34 to 38 of this Proxy Statement, our equity incentive plans consist of the performance stock unit and performance stock option awards that are described on pages 39 to 42 of this Proxy Statement and our other stock awards and option awards consist of the time-based stock unit and stock option awards that are described on page 42 of this Proxy Statement. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized.

Name	Type of Award[1]		Award Date[3]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5]
		Grant Date		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Joseph M. Tucci	CIP	N/A	N/A	576,000	1,152,000	2,304,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	288,000	288,000	[7]	0	0	0		0		0		0	0
	PC-RSU	2/2/2011[2]	8/3/2010[4]	0	0	0		52,500	210,000	210,000	[9]	0		0		0	5,348,700	[10]
	PC-SO	2/2/2011[2]	8/3/2010[4]	0	0	0		26,250	105,000	105,000	[11]	0		0		20.47	1,078,165	[10]
	RSU	8/3/2011	N/A	0	0	0		0	0	0		122,205	[12]	0		0	3,060,013
	SO	8/3/2011	N/A	0	0	0		0	0	0		0		61,616	[13]	25.04	479,587

David I. Goulden	CIP	N/A	N/A	280,000	560,000	1,120,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	140,000	140,000	[7]	0	0	0		0		0		0	0
	PC-RSU	2/2/2011[2]	8/3/2010[4]	0	0	0		18,000	72,000	72,000	[9]	0		0		0	1,833,840	[10]
	PC-SO	2/2/2011[2]	8/3/2010[4]	0	0	0		9,000	36,000	36,000	[11]	0		0		20.47	369,657	[10]
	RSU	8/3/2011	N/A	0	0	0		0	0	0		40,735	[12]	0		0	1,020,004
	SO	8/3/2011	N/A	0	0	0		0	0	0		0		20,539	[13]	25.04	159,865

Patrick P. Gelsinger	CIP	N/A	N/A	175,000	350,000	700,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	140,000	140,000	[7]	0	0	0		0		0		0	0
	INF STOR	N/A	N/A	105,000	210,000	420,000	[8]	0	0	0		0		0		0	0
	RSU	2/2/2011	N/A	0	0	0		0	0	0		100,000	[14]	0		0	2,547,000
	PC-RSU	2/2/2011[2]	8/3/2010[4]	0	0	0		18,000	72,000	72,000	[9]	0		0		0	1,833,840	[10]
	PC-SO	2/2/2011[2]	8/3/2010[4]	0	0	0		9,000	36,000	36,000	[11]	0		0		20.47	369,657	[10]
	RSU	8/3/2011	N/A	0	0	0		0	0	0		40,735	[12]	0		0	1,020,004
	SO	8/3/2011	N/A	0	0	0		0	0	0		0		20,539	[13]	25.04	159,865

William J. Teuber, Jr.	CIP	N/A	N/A	175,000	350,000	700,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	140,000	140,000	[7]	0	0	0		0		0		0	0
	INF STOR	N/A	N/A	105,000	210,000	420,000	[8]	0	0	0		0		0		0	0
	PC-RSU	2/2/2011[2]	8/3/2010[4]	0	0	0		18,000	72,000	72,000	[9]	0		0		0	1,833,840	[10]
	PC-SO	2/2/2011[2]	8/3/2010[4]	0	0	0		9,000	36,000	36,000	[11]	0		0		20.47	369,657	[10]
	RSU	8/3/2011	N/A	0	0	0		0	0	0		54,314	[12]	0		0	1,360,023
	SO	8/3/2011	N/A	0	0	0		0	0	0		0		27,385	[13]	25.04	213,151

Howard D. Elias	CIP	N/A	N/A	175,000	350,000	700,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	140,000	140,000	[7]	0	0	0		0		0		0	0
	INF STOR	N/A	N/A	105,000	210,000	420,000	[8]	0	0	0		0		0		0	0
	PC-RSU	2/2/2011[2]	8/3/2010[4]	0	0	0		18,000	72,000	72,000	[9]	0		0		0	1,833,840	[10]
	PC-SO	2/2/2011[2]	8/3/2010[4]	0	0	0		9,000	36,000	36,000	[11]	0		0		20.47	369,657	[10]
	RSU	8/3/2011	N/A	0	0	0		0	0	0		40,735	[12]	0		0	1,020,004
	SO	8/3/2011	N/A	0	0	0		0	0	0		0		20,539	[13]	25.04	159,865

[1]	Type of Award:

CIP = 2011 Corporate Incentive Plan

MBO = 2011 Executive Management by Objectives Plan

INF STOR = 2011 Information Storage Incentive Plan

PC-RSU = Performance Stock Units

PC-SO = Performance Stock Options

RSU = Time-Based Stock Units

SO = Time-Based Stock Options

For more information on all of these awards, please see pages 34 to 38 and 39 to 42 of this Proxy Statement.

[2]

On February 2, 2011, the Compensation Committee approved the specific performance targets associated with this award, which was originally granted by the Compensation Committee on August 3, 2010. Please see footnote 3 below for additional information. From an accounting perspective, the grant date for this award is February 2, 2011, the date on which the performance targets were approved.

  Compensation of Executive Officers (continued)

[3]

This column has been added to reflect the date that the Compensation Committee approved all material terms of each grant of performance stock units and performance stock options, other than the specific performance targets, which were approved at a later date.

[4]	On August 3, 2010, the Compensation Committee approved all the material terms of the award except for the performance targets, which were approved on February 2, 2011.
[5]	Represents the grant date fair value of each of these awards calculated in accordance with FASB ASC Topic 718.
[6]

The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts, respectively, payable under the 2011 Corporate Incentive Plan. The threshold payment is 50% of the target payment and the maximum payment is 200% of the target payment.

[7]

The amounts shown in the target and maximum columns reflect the amounts that will be paid if all the performance goals under the MBO for the year are achieved and if the plan is fully funded for the year.

[8]

The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts, respectively, payable under the 2011 Information Storage Incentive Plan. The threshold payment is 50% of the target payment and the maximum payment is 200% of the target payment.

[9]

The amounts shown in the target and maximum columns reflect the number of performance stock units that are eligible to vest commencing in 2012 subject to the achievement of 2011 performance goals. The amount shown in the threshold column reflects the number of performance stock units that are eligible to vest commencing in 2012 if threshold targets are achieved. The threshold number of performance stock units is 25% of the target number of performance stock units. 100% of these performance units became eligible to vest in February 2012, and one-third vested on February 2, 2012 and one-half of the remaining units will vest on each of February 1, 2013 and 2014.

[10]

Grant date fair value was calculated using the closing price of the common stock on February 2, 2011, the date on which the performance targets were approved by the Compensation Committee. Amount assumes the target number of shares is issued. The target number of shares and the maximum number of shares issuable under the grant are the same.

[11]

The amounts shown in the target and maximum columns reflect the number of performance stock options that are eligible to vest commencing in 2012 subject to the achievement of 2011 performance goals. The amount shown in the threshold column reflects the number of performance stock options that are eligible to vest commencing in 2012 if threshold targets are achieved. The threshold number of performance stock options is 25% of the target number of performance stock options. 100% of these performance options became eligible to vest in February 2012, and one-fourth vested on February 2, 2012 and one-third of the remaining options will vest on each of February 1, 2013, 2014 and 2015.

[12]	25% of these units will vest on each of August 3, 2012, 2013, 2014 and 2015.
[13]	20% of these options will vest on each of August 3, 2012, 2013, 2014, 2015 and 2016.
[14]	25% of these units will vest on each of February 2, 2012, 2013, 2014 and 2015.

  Compensation of Executive Officers (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of December 31, 2011. The market and payout values for unvested stock awards are calculated based on a market value of $21.54 per share (the closing market price of EMC’s common stock on December 30, 2011) multiplied by the number of shares subject to the award.

	Option Awards[1]						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options[2] (#)	Option Exercise Price ($)	Option Expiration Date[3]	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph M. Tucci	0	0		92,424	25.04	8/3/2021	845,975	[4]	18,222,302	183,307	[5]	3,948,433
	0	61,616	[6]	0	25.04	8/3/2021
	0	105,000	[7]	0	20.47	8/3/2020
	14,000	56,000	[8]	0	20.47	8/3/2020
	37,500	112,500	[9]	0	15.31	8/4/2019
	40,000	60,000	[10]	0	15.31	8/4/2019
	79,892	79,894	[11]	0	15.18	8/20/2018
	72,000	48,000	[12]	0	15.18	8/20/2018
	700,000	0		0	14.49	7/22/2015
	507,413	0		0	12.85	10/28/2014

David I. Goulden	0	0		30,808	25.04	8/3/2021	323,460	[13]	6,967,328	300,720	[14]	6,477,509
	0	20,539	[6]	0	25.04	8/3/2021
	0	36,000	[7]	0	20.47	8/3/2020
	4,800	19,200	[8]	0	20.47	8/3/2020
	10,500	31,500	[9]	0	15.31	8/4/2019
	11,200	16,800	[10]	0	15.31	8/4/2019
	21,304	21,305	[11]	0	15.18	8/20/2018
	19,200	12,800	[12]	0	15.18	8/20/2018
	23,489	23,488	[15]	0	19.11	11/28/2017
	25,600	6,400	[16]	0	19.11	11/28/2017
	400,000	0		0	14.49	7/22/2015
	215,000	0		0	12.85	10/28/2014
	382,345	0		0	13.18	10/23/2013

Patrick P. Gelsinger	0	0		30,808	25.04	8/3/2021	498,735	[17]	10,742,752	300,720	[14]	6,477,509
	0	20,539	[6]	0	25.04	8/3/2021
	0	36,000	[7]	0	20.47	8/3/2020
	4,800	19,200	[8]	0	20.47	8/3/2020
	200,000	300,000	[18]	0	16.47	10/30/2019

William J. Teuber, Jr.	0	0		41,078	25.04	8/3/2021	346,504	[19]	7,463,696	81,470	[5]	1,754,864
	0	27,385	[6]	0	25.04	8/3/2021
	0	36,000	[7]	0	20.47	8/3/2020
	4,800	19,200	[8]	0	20.47	8/3/2020
	10,500	31,500	[9]	0	15.31	8/4/2019
	11,200	16,800	[10]	0	15.31	8/4/2019
	27,962	27,963	[11]	0	15.18	8/20/2018
	25,200	16,800	[12]	0	15.18	8/20/2018
	30,830	30,828	[15]	0	19.11	11/28/2017
	33,600	8,400	[16]	0	19.11	11/28/2017
	375,000	0		0	14.49	7/22/2015

  Compensation of Executive Officers (continued)

	Option Awards[1]						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options[2] (#)	Option Exercise Price ($)	Option Expiration Date[3]	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Howard D. Elias	0	0		30,808	25.04	8/3/2021	323,460	[13]	6,967,328	300,720	[14]	6,477,509
	0	20,539	[6]	0	25.04	8/3/2021
	0	36,000	[7]	0	20.47	8/3/2020
	4,800	19,200	[8]	0	20.47	8/3/2020
	10,500	31,500	[9]	0	15.31	8/4/2019
	11,200	16,800	[10]	0	15.31	8/4/2019
	21,304	21,305	[11]	0	15.18	8/20/2018
	19,200	12,800	[12]	0	15.18	8/20/2018
	23,489	23,488	[15]	0	19.11	11/28/2017
	25,600	6,400	[16]	0	19.11	11/28/2017
	400,000	0		0	14.49	7/22/2015
	130,000	0		0	12.85	10/28/2014

[1]	Stock options vest at the rate of 20% per year over five years, unless otherwise indicated.
[2]

The stock options reported in this column represent our performance stock options granted in August 2011 that are eligible to vest commencing in 2013 if the 2012 performance goals are achieved or exceeded. These options are distinguished from the other stock options in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. If any of these options become eligible to vest, one-fourth of such options will vest on or about February 1, 2013; provided, however, that this first vesting date may be delayed (a) until such time as the Compensation Committee determines that the applicable performance goals have been achieved, or (b) if vesting is determined based upon EMC’s performance relative to its peer group; and thereafter, one-third of the remaining options will vest on each of February 1, 2014, 2015 and 2016. For more information on the performance stock options, please see pages 40 to 41 of this Proxy Statement. Due to applicable accounting rules, these performance stock options are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table of this Proxy Statement because the performance targets for such grants were not approved until February 2012.

[3]	The grant date of each stock option is ten years prior to its expiration date.
[4]

Mr. Tucci was granted 300,000 performance stock units on August 20, 2008. 88.77% of these units, or 266,310 units, became eligible to vest in February 2010; one-third of these units vested on each of February 4, 2010, February 1, 2011 and 2012. The remaining 11.23% of these units were forfeited since the 2009 performance goals were not fully achieved. Mr. Tucci was also granted 200,000 time-based stock units on August 20, 2008; 25% of these units vested on each of August 20, 2009, 2010 and 2011; and the remaining units will vest on August 20, 2012. In addition, Mr. Tucci was granted 270,000 performance stock units on August 4, 2009; 100% of these units became eligible to vest in February 2011; one-third of these units vested on each of February 2, 2011 and February 1, 2012; and the remaining units will vest on February 1, 2013. Mr. Tucci was also granted 180,000 time-based stock units on August 4, 2009; 25% of these units vested on each of August 4, 2010 and 2011; and one-half of the remaining units will vest on each of August 4, 2012 and 2013. In addition, Mr. Tucci was granted 210,000 performance stock units on August 3, 2010; 100% of these units became eligible to vest in February 2012; one-third of these units vested on February 2, 2012; one-half of the remaining units will vest on each of February 1, 2013 and 2014. Mr. Tucci was also granted 140,000 time-based stock units on August 3, 2010; 25% of these units vested on August 3, 2011; and one-third of the remaining units will vest on each of August 3, 2012, 2013 and 2014. In addition, Mr. Tucci was granted 122,205 time-based stock units on August 3, 2011; 25% of these units will vest on each of August 3, 2012, 2013, 2014 and 2015.

  Compensation of Executive Officers (continued)

[5]

Represents the number of performance stock units granted in August 2011. These units are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. If any of these units become eligible to vest, one-third of such units will vest on or about February 1, 2013; provided, however, that this first vesting date may be delayed (a) until such time as the Compensation Committee determines that the applicable performance goals have been achieved, or (b) if vesting is determined based upon EMC’s performance relative to its peer group; and thereafter, one-half of the remaining units will vest on each of February 1, 2014 and 2015. For more information on the performance stock units, please see pages 40 to 41 of this Proxy Statement. Due to applicable accounting rules, these performance stock units are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table of this Proxy Statement because the performance targets for such grants were not approved until February 2012.

[6]	20% of these options will vest on each of August 3, 2012, 2013, 2014, 2015 and 2016.
[7]

Represents the number of performance stock options granted in August 2010 that became eligible to vest based on the achievement of the 2011 performance goals. 100% of these options became eligible to vest in February 2012; 25% of these options vested on February 2, 2012; and one-third of the remaining options will vest on each of February 1, 2013, 2014 and 2015. For more information on the performance stock options granted in August 2010, please see page 40 of this Proxy Statement.

[8]	25% of these options will vest on each of August 3, 2012, 2013, 2014 and 2015.
[9]

Represents the number of performance stock options granted in August 2009 that became eligible to vest based on the achievement of the 2010 performance goals. 100% of these options became eligible to vest in February 2011; 25% of these options vested on each of February 2, 2011 and February 1, 2012; and one-half of the remaining options will vest on each of February 1, 2013 and 2014.

[10]	One-third of these options will vest on each of August 4, 2012, 2013 and 2014.
[11]

Represents 88.77% of the performance stock options granted in August 2008 that became eligible to vest in February 2010; 25% of these options vested on each of February 4, 2010, February 1, 2011 and 2012; and the remaining options will vest on February 1, 2013.

[12]	One-half of these options will vest on each of August 20, 2012 and 2013.
[13]

Messrs. Goulden and Elias were each granted 96,000 performance stock units on November 28, 2007. 97.87% of these units, or 93,955 units, became eligible to vest in January 2009; and one-third of these units vested on each of February 1, 2010, 2011 and 2012. The remaining 2.13% of these units were forfeited since the 2008 performance goals were not fully achieved. Messrs. Goulden and Elias were also each granted 96,000 performance stock units on August 20, 2008. 88.77% of these units, or 85,219 units, became eligible to vest in February 2010; one-third of these units vested on each of February 4, 2010, February 1, 2011 and 2012. The remaining 11.23% of these units were forfeited since the 2009 performance goals were not fully achieved. Messrs. Goulden and Elias were also each granted 64,000 time-based stock units on August 20, 2008; 25% of these units vested on each of August 20, 2009, 2010 and 2011; and the remaining units will vest on August 20, 2012. In addition, Messrs. Goulden and Elias were each granted 99,000 performance stock units on August 4, 2009. 100% of these units became eligible to vest in February 2011; one-third of these units vested on each of February 2, 2011 and February 1, 2012; and the remaining units will vest on February 1, 2013. Messrs. Goulden and Elias were also each granted 66,000 time-based stock units on August 4, 2009; 25% of these units vested on each of August 4, 2010 and 2011; and one-half of the remaining units will vest on each of August 4, 2012 and 2013. In addition, Messrs. Goulden and Elias were each granted 72,000 performance stock units on August 3, 2010; 100% of these units became eligible to vest in February 2012; one-third of these units vested on February 2, 2012; one-half of the remaining units will vest on each of February 1, 2013 and 2014. Messrs. Goulden and Elias were also each granted 48,000 time-based stock units on August 3, 2010; 25% of these units vested on August 3, 2011; and one-third of the remaining units will vest on each of August 3, 2012, 2013 and 2014. In addition, Messrs. Goulden and Elias were each granted 40,735 time-based stock units on August 3, 2011; 25% of these units will vest on each of August 3, 2012, 2013, 2014 and 2015.

[14]

Messrs. Goulden, Gelsinger and Elias were each granted 61,103 performance stock units on August 3, 2011. These units are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. If any of these units become eligible to vest, one-third of such units will vest on or about February 1, 2013; provided, however, that this first vesting date may be delayed (a) until such time as the Compensation Committee determines that the applicable performance goals have been achieved, or (b) if vesting is determined based upon EMC’s performance relative to its peer group; and thereafter, one-half of the remaining units will vest on each of February 1, 2014 and 2015. For more information on the performance stock units, please see pages 40 to 41 of this Proxy Statement. Messrs. Goulden, Gelsinger and Elias were also each granted 239,617 long-term performance stock units on August 3, 2011 (the “2011 LTIP stock units”). These

  Compensation of Executive Officers (continued)

units will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. If any of these units become eligible to vest, one-half of such units will vest on or about February 1, 2015; provided, however, that this first vesting date may be delayed (a) until such time as the Compensation Committee determines that the applicable performance goals have been achieved, or (b) if vesting is determined based upon EMC’s performance relative to its peer group; and thereafter, the remaining units will vest on February 1, 2016. For more information on the 2011 LTIP stock units, please see page 41 of this Proxy Statement. Due to applicable accounting rules, these performance stock units and the 2011 LTIP stock units are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table of this Proxy Statement because the performance targets for such grants were not approved until February 2012.
[15]

Represents 97.87% of the performance stock options granted in November 2007 that became eligible to vest in January 2009; 25% of these options vested on each of February 1, 2010, 2011 and 2012; and the remaining options will vest on February 1, 2013.

[16]	These options will vest on November 28, 2012.
[17]

Mr. Gelsinger was granted 500,000 time-based stock units on October 30, 2009; 25% of these units vested on each of October 30, 2010 and 2011; and one-half of the remaining units will vest on each of October 30, 2012 and 2013. In addition, Mr. Gelsinger was granted 72,000 performance stock units on August 3, 2010; 100% of these units became eligible to vest in February 2012; one-third of these units vested on February 2, 2012; one-half of the remaining units will vest on each of February 1, 2013 and 2014. Mr. Gelsinger was also granted 48,000 time-based stock units on August 3, 2010; 25% of these units vested on August 3, 2011; and one-third of the remaining units will vest on each of August 3, 2012, 2013 and 2014. In addition, Mr. Gelsinger was granted 100,000 time-based stock units on February 2, 2011; 25% of these units vested on February 2, 2012; and one-third of the remaining units will vest on each of February 2, 2013, 2014 and 2015. Mr. Gelsinger was also granted 40,735 time-based stock units on August 3, 2011; 25% of these units will vest on each of August 3, 2012, 2013, 2014 and 2015.

[18]	One-third of these options will vest on each of October 30, 2012, 2013 and 2014.
[19]

Mr. Teuber was granted 108,000 performance stock units on November 28, 2007. 97.87% of these units, or 105,699 units, became eligible to vest in January 2009; one-third of these units vested on each of February 1, 2010, 2011 and 2012. The remaining 2.13% of these units were forfeited since the 2008 performance goals were not fully achieved. Mr. Teuber was also granted 108,000 performance stock units on August 20, 2008. 88.77% of these units, or 95,871 units, became eligible to vest in February 2010; one-third of these units vested on each of February 4, 2010, February 1, 2011 and 2012. The remaining 11.23% of these units were forfeited since the 2009 performance goals were not fully achieved. Mr. Teuber was also granted 72,000 time-based stock units on August 20, 2008; 25% of these units vested on each of August 20, 2009, 2010 and 2011; and the remaining units will vest on August 20, 2012. In addition, Mr. Teuber was granted 99,000 performance stock units on August 4, 2009. 100% of these units became eligible to vest in February 2011; one-third of these units vested on each of February 2, 2011 and February 1, 2012; and the remaining units will vest on February 1, 2013. Mr. Teuber was also granted 66,000 time-based stock units on August 4, 2009; 25% of these units vested on each of August 4, 2010 and 2011; and one-half of the remaining units will vest on each of August 4, 2012 and 2013. In addition, Mr. Teuber was granted 72,000 performance stock units on August 3, 2010; 100% of these units became eligible to vest in February 2012; one-third of these units vested on February 2, 2012; one-half of the remaining units will vest on each of February 1, 2013 and 2014. Mr. Teuber was also granted 48,000 time-based stock units on August 3, 2010; 25% of these units vested on August 3, 2011; and one-third of the remaining units will vest on each of August 3, 2012, 2013 and 2014. In addition, Mr. Teuber was granted 54,314 time-based stock units on August 3, 2011; 25% of these units will vest on each of August 3, 2012, 2013, 2014 and 2015.

  Compensation of Executive Officers (continued)

Option Exercises and Stock Vested

The following table provides information regarding options and stock awards, exercised and vested, for the Named Executive Officers during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Joseph M. Tucci	1,732,587	21,523,038	308,770	7,500,055
David I. Goulden	142,655	1,991,272	153,224	3,727,554
Patrick P. Gelsinger	0	0	137,000	3,364,230
William J. Teuber, Jr.	553,366	7,078,128	164,690	4,002,336
Howard D. Elias	357,565	4,388,016	153,224	3,727,554

[1]	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise for each option.
[2]	Represents the fair market value of the common stock on the applicable vesting date, multiplied by the number of shares of stock that vested on that date.

Pension Benefits

EMC does not provide pension benefits to the Named Executive Officers.

Nonqualified Deferred Compensation

Under EMC’s Deferred Compensation Retirement Plan (the “Deferred Compensation Plan”), designated managerial or highly compensated employees, including the Named Executive Officers, may defer up to 25% of their base salary and from 10% to 95% of the compensation they receive under any of EMC’s cash bonus and commission plans. EMC does not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid in a lump sum upon a participant’s death, disability, retirement or termination of employment, provided that, in the event of retirement, participants can elect to receive distributions in 5-, 10- or 15-year installments. Distributions can occur earlier in the case of severe financial hardship or if the participant elected to receive his or her deferral on a fixed date or schedule prior to his or her termination or retirement, and such distributions may be payable in a lump sum or in 5-, 10- or 15-year installments at the participant’s election. Participants may also elect to receive distributions in a lump sum upon a change in control.

All investment gains and losses attributable to a participant’s account under the Deferred Compensation Plan are entirely measured upon the performance of the investment selections made by the participant. The investment options available under the Deferred Compensation Plan are substantially similar to the investment options available under EMC’s 401(k) Savings Plan. These investment options, which are selected by EMC’s Retirement Plans Committee, provide participants with an opportunity to invest in a wide variety of mutual funds, bond funds, money market funds and blended funds, including an EMC stock fund. Participants may change their investment options daily through the plan administrator’s online system.

  Compensation of Executive Officers (continued)

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Deferred Compensation Plan as of December 31, 2011.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph M. Tucci	0		0	(512,340)	0	9,390,452	[1]
David I. Goulden	378,000	[2]	0	(1,413)	0	3,029,476	[3]
Patrick P. Gelsinger	184,466	[4]	0	(10,461)	0	214,078	[5]
William J. Teuber, Jr.	0		0	0	0	0
Howard D. Elias	0		0	0	0	0

[1]	$5,754,070 of this amount was previously reported in the Summary Compensation Table of previously filed proxy statements.
[2]	$88,200 of this amount is reported in the Summary Compensation Table for Mr. Goulden under the Non-Equity Incentive Plan Compensation column.
[3]	$2,196,965 of this amount was previously reported in the Summary Compensation Table of previously filed proxy statements.
[4]

$60,000 of this amount is reported in the Summary Compensation Table for Mr. Gelsinger under the Salary column. $36,750 of this amount is reported in the Summary Compensation Table for Mr. Gelsinger under the Non-Equity Incentive Plan Compensation column.

[5]	$123,241 of this amount was previously reported in the Summary Compensation Table of previously filed proxy statements.

Potential Payments upon Termination or Change in Control

Employees, including the Named Executive Officers, are entitled to receive earned and unpaid compensation upon any termination of employment. Accordingly, upon any termination of employment, the Named Executive Officers will receive accrued but unused vacation pay, earned but unpaid bonuses and their account balances under the Deferred Compensation Plan. For a description of our Deferred Compensation Plan and the account balances of the Named Executive Officers as of December 31, 2011, please see above.

The payments due upon any termination of employment will generally be made in a lump sum payment within 30 days after termination of employment or when administratively practicable, unless otherwise delayed by application of the requirements under Section 409A of the Internal Revenue Code. In addition, except as noted below, (i) all stock awards and unvested stock options, as well as the vested portion of “incentive stock options,” will terminate upon termination of employment and (ii) all vested but unexercised stock options that are not incentive stock options will terminate three months following termination of employment, provided that vested options will terminate immediately if the termination was for cause.

In addition to the compensation and benefits discussed above, each of the Named Executive Officers may become entitled to severance benefits upon termination of employment under the circumstances discussed below.

Termination of Employment without Cause

Under the employment arrangement with Mr. Tucci, if his employment is involuntarily terminated without cause, other than in connection with a change in control, he will receive a lump sum amount equal to the sum of his annual base salary and target annual bonus. In addition, over the remaining term of the arrangement (which currently expires on December 31, 2013) or an eighteen-month period, whichever is longer, Mr. Tucci will continue to receive benefits and any outstanding equity awards he holds at the time of termination will continue to vest as if his employment had not been terminated. In addition, if Mr. Tucci voluntarily terminates his employment with EMC, he will be entitled to a pro rata bonus for the year of termination, based on target performance for the year.

  Compensation of Executive Officers (continued)

Under Mr. Goulden’s offer letter, if his employment is involuntarily terminated without cause, other than in connection with a change in control, he is entitled to severance. In this event, contingent upon Mr. Goulden’s execution of a general release of claims in EMC’s favor and his compliance with EMC’s standard Key Employee Agreement, which contains confidentiality, non-competition and non-solicitation covenants, EMC will pay Mr. Goulden in a lump sum an amount equal to the sum of his base salary and annual target bonus opportunity, and continue his participation in EMC benefit programs for one year.

Qualifying Termination of Employment in connection with a Change in Control

As discussed on page 43 of this Proxy Statement, EMC has change in control agreements with the Named Executive Officers that provide severance benefits if there is both (i) a change in control (or potential change in control) of EMC and (ii) the executive’s employment is terminated by EMC (or any successor) without “cause” or if the executive terminates his or her employment for “good reason,” in each case within 24 months following a change in control (or during a potential change in control period). In the case of such a change in control (or potential change in control) and a qualifying termination, the Named Executive Officer would receive:

•	a lump sum cash severance payment equal to 2.99 times the sum of the Named Executive Officer’s annual base salary and target annual bonus,
•	a lump sum cash severance payment equal to the Named Executive Officer’s prorated annual bonus for the year of termination assuming target performance,
•	accelerated vesting of all outstanding equity awards, other than certain performance awards under the circumstances described below, and
•

the continuation of life, disability, accident and health insurance benefits for the Named Executive Officer and the Named Executive Officer’s dependents for up to 36 months following such termination.

Upon a change in control, the vesting of all performance shares, performance stock units and performance stock options will no longer be subject to the achievement of performance goals, but will remain subject to continued employment. The Compensation Committee determined that these awards should not be subject to the achievement of the performance goals following a change in control because our executives will likely no longer be in a position to influence the achievement of the goals and also because of the likely difficulty of measuring their achievement after a change in control has occurred. In the event of a potential change in control and a qualifying termination, there will be no accelerated vesting on performance shares or performance stock units which are intended to constitute qualified performance-contingent compensation for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee determined that this limitation on accelerated vesting of qualified performance-contingent awards was appropriate in the context of a potential change in control in order to preserve the tax deductibility of qualified performance-contingent equity grants. For an illustration of the impact of this limitation, please see the footnotes to the table on page 61 of this Proxy Statement.

In the event that any of Messrs. Goulden, Gelsinger or Elias terminates his employment for “good reason” following a change in control (or during a potential change in control period) due to an adverse change in his position, there will be no accelerated vesting on his 2011 LTIP stock units. The Compensation Committee determined that this limitation on accelerated vesting for the 2011 LTIP stock units was appropriate since these awards are specifically designed to secure the long-term commitment of select members of EMC’s leadership team, including Messrs. Goulden, Gelsinger and Elias, without regard to a change in control (or potential change in control). For a description of the 2011 LTIP stock units, please see “Elements of EMC’s Executive Compensation Program – Equity Incentives” beginning on page 39 of this Proxy Statement.

A “change in control” will generally be triggered under the change in control agreements upon:

•	the acquisition by a person or entity of 25% or more of either the then outstanding shares of EMC or the combined voting power of EMC’s then outstanding securities;
•	a change in the composition of the majority of the Board without the approval of the existing Board;

  Compensation of Executive Officers (continued)

•	a merger of EMC (other than a merger following which EMC securities represent at least 50% of the combined voting power of the securities of the surviving entity); or
•	the approval of EMC shareholders of a plan of complete liquidation or dissolution of EMC or the sale by EMC of all or substantially all of its assets.

A potential change in control will generally occur under the change in control agreements upon:

•	EMC’s entry into an agreement which would result in a change in control;
•	a public announcement by EMC or any other person or entity of an intention to take actions which would result in a change in control;
•	the acquisition by a person or entity of 15% or more of EMC’s then outstanding shares or the combined voting power of EMC’s then outstanding securities; or
•	a resolution by the Board that a potential change in control has occurred.

EMC will generally have “cause” under the change in control agreements upon:

•	the willful and continued failure by the executive to perform substantially the duties and responsibilities of the executive’s position;
•	the conviction of the executive for a felony; or
•	the willful engagement of the executive in fraud or dishonesty which is demonstrably and materially injurious to EMC or its reputation, monetarily or otherwise.

Under the change in control agreements, “good reason” includes:

•	an adverse change in the executive’s position;
•	a reduction in the executive’s base salary;
•	the failure by EMC to continue to provide certain compensation and benefits; and
•

a requirement that the executive’s principal place of employment be located greater than 50 miles from where the executive’s principal place of employment was located immediately prior to the change in control.

The agreements provide that any good faith claim by an executive that good reason exists shall be presumed to be correct unless EMC (or a successor) establishes by clear and convincing evidence that good reason does not exist. To claim good reason, the executive must give notice of the good reason event within 90 days after its occurrence and must provide EMC (or a successor) with a 30-day period in which to cure the good reason event.

Each change in control agreement will continue in effect until January 1, 2013, and will be automatically extended for one-year terms thereafter unless notice is given of EMC’s or the executive’s intention not to extend the term of the agreement on or before the preceding April 1st; provided, however, that the agreements continue in effect for twenty-four months following a change in control that occurs during the term of the agreements. This feature allows EMC to periodically reassess the appropriateness of the change in control agreements.

Death and Disability

Under the 2003 Stock Plan, unvested stock options and stock awards will immediately vest and all options held by the employee prior to his or her death or termination for disability will remain exercisable for three years. In addition, upon the death of an EMC employee, including any of the Named Executive Officers, the employee’s survivors will continue to receive the employee’s base salary for six months. We believe these benefits are appropriate and reflect common market practice.

  Compensation of Executive Officers (continued)

Retirement

EMC does not provide any retirement benefits to the Named Executive Officers, other than benefits provided under the 401(k) plan and certain continued vesting and exercisability provisions applicable to equity awards held by employees who meet the definition of retirement under the EMC Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”) and the 2003 Stock Plan. Currently, if a Named Executive Officer meets the definition of retirement under the plans:

•	Vested stock options granted under the 2001 Stock Option Plan held at the time of retirement will remain exercisable for up to three years after retirement;
•

Unvested time-based and performance-based stock options granted under the 2003 Stock Plan held at the time of retirement will continue to vest and remain exercisable for the remainder of the applicable option term; provided, however, that any stock option granted under the 2003 Stock Plan after May 3, 2006 will continue to vest and remain exercisable for the remainder of the option term only if prior to retirement the applicable performance targets have been achieved and the executive officer has completed at least 30 months of service after the grant date of the option; and

•	Restricted stock awards granted under the 2003 Stock Plan prior to December 2007 will continue to be eligible to vest after retirement.

Under the 2001 Stock Option Plan and for grants made prior to December 9, 2009 under the 2003 Stock Plan, employees will meet the definition of retirement if they voluntarily terminate employment after 20 years of service or after they have attained age 55 with five years of service and provided they give six months’ advance notice. For grants made on or after December 9, 2009 under the 2003 Stock Plan, employees will meet the definition of retirement if they voluntarily terminate employment after they have attained age 60 with ten years of service and provided they give six months’ advance notice.

For purposes of certain grants made under the 2001 Stock Option Plan and the 2003 Stock Plan, Messrs. Tucci and Teuber have met the definition of retirement since 2005 and 2006, respectively. Messrs. Goulden, Gelsinger and Elias do not currently meet the definition of retirement for purposes of these plans.

  Compensation of Executive Officers (continued)

The table below reflects the compensation and benefits due to each of the Named Executive Officers in the event of a termination of employment, whether or not in connection with the occurrence of a change in control. As noted above, none of the Named Executive Officers would be entitled to additional compensation upon the occurrence of a change in control without a termination of employment. The amounts shown assume that each termination of employment (and change in control, if applicable) was effective as of December 30, 2011, and are calculated based on the fair market value of $21.54 per share (the closing price of our common stock on that date). The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of an actual termination of employment.

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)		Death ($)	Disability ($)	Retirement ($)
Joseph M. Tucci	Cash Severance	1,440,000	2,440,000	8,735,600		500,000	—	—
	Benefits[1]	—	18,240	36,480		—	—	—
	Equity Incentives[2]	813,406	15,055,722	24,231,085	[3]	24,231,085	24,231,085	813,406

	Total	2,253,406	17,513,962	33,003,165		24,731,085	24,231,085	813,406
David I. Goulden	Cash Severance	—	1,300,000	4,587,000		300,000	—	—
	Benefits[1]	—	16,202	48,606		—	—	—
	Equity Incentives[2]	—	—	14,094,346	[3]	14,094,346	14,094,346	—

	Total	—	1,316,202	18,729,952		14,394,346	14,094,346	—
Patrick P. Gelsinger	Cash Severance	—	—	4,587,000		300,000	—	—
	Benefits[1]	—	—	36,480		—	—	—
	Equity Incentives[2]	—	—	18,800,325	[3]	18,800,325	18,800,325	—

	Total	—	—	23,423,805		19,100,325	18,800,325	—
William J. Teuber, Jr.	Cash Severance	—	—	4,886,000		350,000	—	—
	Benefits[1]	—	—	44,586		—	—	—
	Equity Incentives[2]	380,017	380,017	9,958,550	[3]	9,958,550	9,958,550	380,017

	Total	380,017	380,017	14,889,136		10,308,550	9,958,550	380,017
Howard D. Elias	Cash Severance	—	—	4,587,000		300,000	—	—
	Benefits[1]	—	—	40,287		—	—	—
	Equity Incentives[2]	—	—	14,094,346	[3]	14,094,346	14,094,346	—

	Total	—	—	18,721,633		14,394,346	14,094,346	—
[1]	The amounts reflect the value of health and welfare benefits continuation for each of the Named Executive Officers.
[2]

The amounts reflect the value of any and all accelerated stock options and stock awards, as well as the value of any and all stock options and stock awards subject to continued vesting. For purposes of valuing performance-based equity awards where satisfaction of the applicable performance goals has not been determined as of December 30, 2011, it is assumed that the applicable performance goals are achieved at 100% of target. In addition to values reflected for each of our Named Executive Officers in the table above, our Named Executive Officers would also have been entitled to exercise previously vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 30, 2011, these previously vested in-the-money stock options had a value as follows:

Name	Value ($)
Joseph M. Tucci	10,808,257
David I. Goulden	8,401,973
Patrick P. Gelsinger	1,019,136
William J. Teuber, Jr.	3,278,752
Howard D. Elias	4,466,919

[3]

In the event a qualifying termination occurs in connection with a “potential change in control,” the amount shown would be reduced by the value of any qualified performance-based equity awards (other than stock options or stock appreciation rights) that would be forfeited. As of December 30, 2011, these awards had a value as follows:

Name	Value ($)
Joseph M. Tucci	8,471,833
David I. Goulden	8,028,389
Patrick P. Gelsinger	8,028,389
William J. Teuber, Jr.	3,305,744
Howard D. Elias	8,028,389

DIRECTOR COMPENSATION

The Leadership and Compensation Committee evaluates the compensation for non-employee directors at least annually and recommends changes to the Board when appropriate. Non-employee directors receive cash fees and equity awards for their service.

As with our executive compensation program, the director compensation program emphasizes equity incentives. This reflects our belief that equity awards serve to align the interests of our directors with those of our shareholders. Accordingly, the majority of our non-employee directors’ compensation is comprised of equity awards. Set forth below is a summary of the relative weights given to each component of the 2011 compensation opportunity for the non-employee directors.*

*	Excludes compensation to Mr. Cronin who passed away in April 2011.
**	Reflects average cash compensation.

For purposes of determining the percentages shown above for the annual compensation opportunities for the non-employee directors, it is assumed that restricted stock units have a value equal to the underlying value of the stock on the date the grant was approved.

Cash Compensation

Generally, non-employee directors receive a $30,000 annual Board retainer, $3,000 for each in-person Board meeting and $1,500 for each telephonic Board meeting; and $1,000 for each in-person committee meeting and $750 for each telephonic committee meeting. Additional annual retainers of $55,000, $20,000 and $10,000 are paid to the Lead Director, the chair of the Audit Committee and each other committee chair, respectively.

In 2011, the number of meetings held by the Board of Directors and each standing committee was as follows:

•	11 Board meetings;
•	10 Audit Committee meetings;
•	5 Corporate Governance and Nominating Committee meetings;
•	4 Finance Committee meetings;
•	8 Leadership and Compensation Committee meetings; and
•	9 Mergers and Acquisitions Committee meetings.

  Director Compensation (continued)

The Board has also formed special committees to oversee and monitor EMC’s equity interest in VMware and consider other matters as delegated by the Board. The non-employee directors serving on the special committees receive the same fees for each in-person and telephonic meeting as for the other committee meetings. The chairs of each special committee receive an additional annual retainer of $10,000.

The table below summarizes the cash fees paid by EMC to each non-employee director for the fiscal year ended December 31, 2011.

Name	Board and Committee Retainers ($)	Board Meeting Fees ($)	Audit Committee Fees ($)	Corporate Governance and Nominating Committee Fees ($)	Finance Committee Fees ($)	Leadership and Compensation Committee Fees ($)	Mergers and Acquisitions Committee Fees ($)	Special Committee Fees ($)	Total Fees Paid ($)
Michael W. Brown	40,000	24,000	8,500	—	3,750	7,000	7,750	—	91,000
Randolph L. Cowen	40,000	24,000	—	—	—	7,000	5,500	1,500	78,000
Michael J. Cronin[1]	0	7,500	2,500	—	—	—	1,750	—	11,750
Gail Deegan	50,000	24,000	8,500	5,000	—	—	—	—	87,500
James S. DiStasio	30,000	22,500	8,500	—	—	—	—	—	61,000
John R. Egan	40,000	21,000	—	—	3,750	—	7,750	—	72,500
Edmund F. Kelly	40,000	24,000	—	—	3,000	—	—	1,500	68,500
Windle B. Priem	40,000	24,000	8,500	5,000	—	7,000	—	1,500	86,000
Paul Sagan	30,000	21,000	—	—	—	—	7,750	1,500	60,250
David N. Strohm	95,000	22,500	—	5,000	—	7,000	7,750	—	137,250

[1]	Mr. Cronin passed away in April 2011.

Equity Compensation

We grant equity awards under the 2003 Stock Plan to our non-employee directors on an annual basis in connection with each annual meeting of shareholders. In 2011, we granted non-employee directors restricted stock units with an economic value of approximately $240,000 on the date of grant. The awards will vest on the first anniversary of the date of grant.

A non-employee director who joins the Board after an annual meeting will receive the annual director equity award on or about the date of the first annual meeting of shareholders following his or her appointment to the Board. In addition, in limited circumstances and where deemed appropriate, non-employee directors may be granted additional equity awards under the 2003 Stock Plan.

Non-employee directors are subject to EMC’s stock ownership guidelines and are expected to own shares of our stock with a value equal to five times their annual Board retainer within three years after becoming subject to the guidelines. As of March 1, 2012, all of our non-employee directors are in compliance with these guidelines.

Other Compensation

EMC pays or reimburses non-employee directors for travel expenses incurred in connection with attending Board, committee and shareholder meetings.

Except as described in this section, non-employee directors do not receive any additional compensation for their services on the Board.

  Director Compensation (continued)

The table below summarizes the total compensation paid by EMC to each non-employee director for the fiscal year ended December 31, 2011.

Name	Fees Paid in Cash ($)	Stock Awards[1,2] ($)	Option Awards[3] ($)	All Other Compensation ($)	Total ($)
Michael W. Brown[4]	91,000	238,119	—	—	329,119
Randolph L. Cowen	78,000	238,119	—	—	316,119
Michael J. Cronin[5]	11,750	0	—	—	11,750
Gail Deegan	87,500	238,119	—	—	325,619
James S. DiStasio	61,000	238,119	—	—	299,119
John R. Egan[4]	72,500	238,119	—	—	310,619
Edmund F. Kelly	68,500	238,119	—	—	306,619
Windle B. Priem	86,000	238,119	—	—	324,119
Paul Sagan	60,250	238,119	—	—	298,369
David N. Strohm[4]	137,250	238,119	—	—	375,369

[1]

The amounts represent the grant date fair value for stock awards and stock options in 2011, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for awards in 2011 are included in Note P to EMC’s audited financial statements for the fiscal year ended December 31, 2011 included in EMC’s Annual Report on Form 10-K filed with the SEC on February 24, 2012.

[2]

The non-employee directors had the following outstanding stock awards at fiscal year end: Mr. Brown: 8,700; Mr. Cowen: 8,700; Ms. Deegan: 8,700; Mr. DiStasio: 8,700; Mr. Egan: 8,700; Mr. Kelly: 8,700; Mr. Priem: 8,700; Mr. Sagan: 8,700; and Mr. Strohm: 8,700.

[3]

The non-employee directors had the following outstanding stock option awards at fiscal year end: Mr. Brown: 50,000; Mr. Cowen: 20,000; Ms. Deegan: 90,000; Mr. DiStasio: 10,000; Mr. Egan: 130,000; Mr. Kelly: 30,000; Mr. Priem: 20,000; Mr. Sagan: 30,000; and Mr. Strohm: 90,000.

[4]	Messrs. Brown, Egan and Strohm also serve on the Board of Directors of VMware and receive the same compensation as the other non-employee directors of VMware.
[5]	Mr. Cronin passed away in April 2011.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Audit Committee has adopted a written policy and procedures for the review, approval and ratification of transactions involving EMC and “related persons” (directors and executive officers or their immediate family members, or shareholders beneficially owning more than 5% of our common stock). The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which EMC or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee, or if time is of the essence, the Chair of the Audit Committee. If a director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of EMC and our shareholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related person in connection with the transaction.

In the case of a transaction presented to the Audit Committee for ratification, the Audit Committee may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN TRANSACTIONS

In 2011, EMC leased certain real estate from Carruth Management LLC (“Carruth”), for which payments aggregated approximately $4.8 million. EMC initially assumed the lease in connection with its acquisition of Data General Corporation in 1999 and renewed it in 2003 for a ten-year term. EMC is currently in the process of vacating the facility and does not intend to renew the lease upon its expiration. John R. Egan, a director of EMC, and his siblings are the beneficial owners of Carruth. EMC believes that the terms of this arrangement were fair and no less favorable to EMC than could have been obtained from unaffiliated parties.

As a global employer of approximately 53,600 employees, EMC employs persons who are immediate family members of certain of our directors or executive officers. A son-in-law of Joseph M. Tucci, Chairman, President and Chief Executive Officer of EMC, was a Director, Sales Strategic Planning of EMC during 2011. He earned approximately $340,800 during 2011 and was granted 1,324 restricted stock units.

The compensation paid to immediate family members is in accordance with such family member’s established compensation plan for the year, which plan includes performance-based compensation aligned to the attainment of defined goals, such as quota objectives for individuals involved in sales. Each employee’s compensation plan is reviewed annually by his or her manager, and the earnings opportunity and performance objectives for such employees are consistent with the compensation plans of other EMC employees functioning in comparable roles. None of the executive officers or directors who has an immediate family member employed by EMC has the authority to set such employee’s compensation plan. EMC believes that the annual compensation paid to these employees is appropriate and comparable with the compensation paid for similar positions by other leading employers.

In accordance with its written policy and procedures relating to related person transactions, the Audit Committee has approved each of the above transactions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in overseeing the integrity of EMC’s financial statements, EMC’s compliance with legal requirements, the qualifications and independence of EMC’s independent auditors, and the performance of EMC’s internal and independent auditors. EMC’s management has primary responsibility for the Company’s financial statements as well as maintaining and monitoring a system of appropriate internal controls. The Audit Committee has four members, each of whom is an independent director under the NYSE’s director independence standards and EMC’s Categorical Standards of Independence and meets the independence criteria applicable to audit committee members under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules.

During 2011, senior members of EMC’s financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met on a regular basis without members of management or its independent auditors.

The Audit Committee has met, reviewed and discussed EMC’s financial statements for the three years ended December 31, 2011 and each quarter in this period with EMC’s management and EMC’s independent auditors. The meetings included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with EMC’s independent auditors the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from EMC’s independent auditors required by the PCAOB regarding the auditors’ communications with the Audit Committee concerning independence, and has discussed with EMC’s independent auditors their independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to EMC is compatible with the auditors’ independence.

In 2011, the Audit Committee reviewed and discussed the requirements of, and EMC’s compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB’s Auditing Standard No. 5 regarding the audit of internal control over financial accounting.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews EMC’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of EMC’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of the independent auditors who are engaged to audit and report on the consolidated financial statements of EMC and the effectiveness of EMC’s internal control over financial reporting.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in EMC’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

AUDIT COMMITTEE

Gail Deegan, Chair

Michael W. Brown

James S. DiStasio

Windle B. Priem

RULE 14a-8 SHAREHOLDER PROPOSALS FOR EMC’S 2013 PROXY STATEMENT

To be eligible for inclusion in EMC’s Proxy Statement for the 2013 Annual Meeting of Shareholders, shareholder proposals submitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received at EMC’s principal executive offices no later than November 21, 2012. Shareholder proposals should be addressed to: EMC Corporation, 176 South Street, Hopkinton, MA 01748, Attn: Paul T. Dacier, Executive Vice President, General Counsel and Assistant Secretary, facsimile number: (508) 497-8079.

BUSINESS AND NOMINATIONS FOR EMC’S 2013 ANNUAL MEETING

Under our Bylaws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a shareholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

As a result, director nominations and other business submitted pursuant to these provisions of our Bylaws must be received no later than January 26, 2013 and no earlier than December 27, 2012.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary or Assistant Secretary of EMC at 176 South Street, Hopkinton, MA 01748.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires EMC’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish EMC with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, EMC believes that during the fiscal year ended December 31, 2011, all filing requirements were complied with in a timely fashion, except that, due to a clerical error, Mr. Elias filed a Form 4 on November 10, 2011 reporting the exercise and sale of 20,000 options on October 27, 2011.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address are beneficial owners of shares, your bank or brokerage firm may have sent you a notice that your household will receive only one annual report, Notice of Internet Availability of Proxy Materials or proxy statement, as applicable, for each company in which you hold stock through that bank or brokerage firm. This practice of sending only one copy of proxy materials to each address is known as “householding.” If you received a householding communication, your bank or brokerage firm will send one copy of EMC’s 2012 Proxy Statement, Annual Report on Form 10-K for 2011 or Notice of Internet Availability of Proxy Materials, as applicable, to your address unless contrary instructions were given by any shareholder at that address. At the present time, EMC does not “household” for our shareholders of record.

  Householding (continued)

If you and others in your household who are beneficial owners of shares received more than one copy of the EMC proxy materials this year and you wish to receive a single copy of the proxy materials mailed to you in the future, please mark the designated box on your voting instruction form, follow the instructions provided when you vote over the Internet, or contact your bank or brokerage firm to request that only a single copy of the proxy materials be mailed to the shareholders at your address. If you and others sharing a single address hold your shares through multiple banks or brokerage firms, you will continue to receive at least one set of proxy materials from each bank or brokerage firm.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. The revocation of your consent to householding will be effective 30 days following its receipt. Alternatively, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you go to www.emc.com/about/investor-relations/index.htm and request a copy or if you address your written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or contact EMC Investor Relations at (866) 362-6973.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are making these proxy materials available to you on or about March 21, 2012 on the Internet or by delivering printed versions of these materials to you by mail, in connection with the 2012 Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation. The matters to be voted on at the Annual Meeting are set forth in the Notice of the Annual Meeting of Shareholders.

You are invited to attend the Annual Meeting on Tuesday, May 1, 2012, beginning at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts. A map with directions to the meeting is on the last page of this Proxy Statement.

What is included in these proxy materials?

The following documents are included in these proxy materials and are available on our website at www.emc.com/about/investor-relations:

•	Our Notice of Annual Meeting;
•	Our Proxy Statement; and
•	Our Annual Report on Form 10-K for 2011.

If you received printed versions of these materials by mail, these materials also include a proxy card or voting instruction form.

How can I access the proxy materials and vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

For shareholders who received a notice by mail about the Internet availability of the proxy materials: You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.

For shareholders who received a notice by e-mail: You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

If you are a shareholder of record and do not vote in person at the Annual Meeting, you may vote by Internet or by telephone until 11:59 p.m., E.D.T., on April 30, 2012.

If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

If you hold shares of EMC through your participation in the EMC Corporation 401(k) Savings Plan, the EMC Corporation Deferred Compensation Retirement Plan or the VMware Inc. 401(k) Savings Plan, your voting instructions must be received by the plan trustee by 11:59 p.m., E.D.T., on April 26, 2012, for the trustee to vote your shares. You may not vote these shares in person at the Annual Meeting.

  Questions & Answers (continued)

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As explained in more detail below, we are pleased to be using the voluntary “notice and access” system adopted by the SEC relating to delivery of the proxy materials over the Internet. As a result, we mailed to many of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper or e-mail copy of the proxy materials. Instructions on how to access the proxy materials may be found on the notice.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?

The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our costs of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to access the proxy materials over the Internet will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.

How do I elect to receive future proxy materials electronically?

If you received a paper copy of the proxy materials or the notice about the Internet availability of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card, voting instruction form, or www.proxyvote.com. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What items will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

There are 3 proposals that will be voted on at the Annual Meeting:

Proposal 1: Election of the ten members listed in this Proxy Statement to the Board of Directors.

The Board of Directors recommends a vote “FOR” each director nominee.

Proposal 2: Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2012.

The Board of Directors recommends a vote “FOR” this proposal.

Proposal 3: Advisory approval of our executive compensation.

The Board of Directors recommends a vote “FOR” this proposal.

Who may vote at the Annual Meeting?

If you owned EMC common stock at the close of business on March 1, 2012 (the “Record Date”), then you may vote at the Annual Meeting. At the close of business on the Record Date, we had 2,071,689,656 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and each other matter properly brought before the Annual Meeting.

  Questions & Answers (continued)

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC (formerly BNY Mellon Shareowner Services LLC), you are considered the shareholder of record of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The bank or brokerage firm holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account. Under NYSE rules, your broker will not be able to vote your shares on proposals 1 or 3 unless they receive specific instructions from you. Therefore, you MUST give your broker instructions in order for your vote to be counted on proposals 1 and 3. We strongly encourage you to vote.

How can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you will receive a ballot when you arrive at the Annual Meeting. If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank or brokerage firm that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy and a signed ballot. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote after I have voted?

Yes. You have the right to revoke your proxy at any time before it is voted at the Annual Meeting, subject to the proxy voting deadlines described above. You may vote again on a later date by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or file a written instrument with the Secretary or Assistant Secretary of EMC requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholder of Record. If you are a shareholder of record and you:

•	Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors, or
•	If you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. For proposal 2 (the ratification of auditors), the bank or brokerage firm that holds your shares may vote your shares in its discretion. This is known as “broker discretionary voting.” For all other proposals, the bank or brokerage firm may not vote your shares at all. This is called a “broker non-vote.”

  Questions & Answers (continued)

What is the “quorum” requirement for the Annual Meeting?

In order to conduct any business at the Annual Meeting, a majority of EMC’s outstanding shares on the Record Date entitled to vote at the meeting must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, abstained, or broker non-votes, if you:

•	Are present and vote in person at the meeting; or
•	Have voted by Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual Meeting. Because the approval of proposals 1 through 3 are based on the votes properly cast at the Annual Meeting, abstentions and broker non-votes will not be included in the calculation of the shareholder vote on these proposals. Therefore, in order for your voice to be heard, it is important that you vote. We strongly encourage you to vote – every vote is important.

Assuming there is a proper quorum of shares represented at the Annual Meeting, how many shares are required to approve the proposals being voted upon at the Annual Meeting?

The voting requirements for approval of the proposals at the Annual Meeting are as follow:

Proposal	Vote required	Broker discretionary voting allowed?
Election of directors	Majority of votes cast	No
Ratification of selection of independent auditors	Majority of votes cast	Yes
Advisory approval of our executive compensation	Majority of votes cast	No

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, EMC has no knowledge of any business other than that described in the Notice of the Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. The deadline under EMC’s Bylaws for shareholders to notify EMC of any proposals or director nominations to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting as directed by the Board of Directors, the proxy holders shall have discretionary authority to vote all such proxies as they shall decide.

I want to attend the Annual Meeting. What procedures must I follow?

•

Registration to attend the meeting is being conducted electronically. If you plan to attend the meeting, you must register online at www.emc.com/annualmeeting2012 and complete the registration form. The deadline for registration is April 24, 2012.

•	All shareholders who attend the meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport.
•

Shareholders who come to the Annual Meeting, but have not registered electronically, will also be required to present verification of ownership of shares of our common stock, such as a bank or brokerage firm account statement, to attend the meeting.

EMC reserves the right to inspect all persons and their property and to refuse admittance to any person. Check-in will begin at 9:00 a.m., E.D.T.

  Questions & Answers (continued)

Who counts the votes cast at the Annual Meeting?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at the Annual Meeting and act as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting and posted on our website.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board will be borne by EMC. In addition to the solicitation of proxies by Internet or by mail, EMC may use the services of certain of its officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other shareholders. Also, EMC has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid in the distribution and solicitation of proxies. Morrow will receive a fee of $12,500 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by EMC.

Where are EMC’s principal executive offices located, and what is EMC’s main telephone number?

EMC’s principal executive offices are located at 176 South Street, Hopkinton, MA 01748. EMC’s main telephone number is (508) 435-1000.

Exhibit A

Categorical Standards of Independence

In order for a Director to qualify as “independent”, the Board of Directors of EMC Corporation shall affirmatively determine that the Director does not have any material relationship with EMC (directly or as a partner, stockholder or officer of an organization that has a relationship with EMC). This determination shall be disclosed in EMC’s proxy statement for each annual meeting of EMC. In this regard, the Board shall broadly consider all relevant facts and circumstances and has adopted the following categorical standards to assist it in making determinations of independence. In order to be considered independent:

1.	The Director must be independent pursuant to the corporate governance listing requirements of the New York Stock Exchange, as in effect from time to time.

2.	Furthermore, a Director should meet the following additional standards:

(a)	If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company that makes payments to, or receives payments from, EMC for property or services, the amount of such payments, during the last fiscal year, does not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(b)	If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company which is indebted to EMC, or to which EMC is indebted, the total amount of either company’s indebtedness to the other during the last fiscal year does not exceed 1% of the total consolidated assets of the other company; and

(c)	If a Director is an executive officer of any tax exempt organization, EMC’s contributions to the organization during the last fiscal year do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross receipts.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board may determine that a Director who has, or whose immediate family member has, a relationship that does not meet the standards set forth in paragraph 2 is nonetheless independent. Any such determination and the basis for it will be disclosed in EMC’s next proxy statement.

A-1

Exhibit B

Reconciliation of GAAP to Non-GAAP

Net income was calculated on a non-GAAP basis. The impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, an RSA special charge, gain on strategic investments and special income tax charge, where applicable, were excluded for purposes of calculating non-GAAP net income.

Reconciliation of Net Income to Non-GAAP Net Income (in thousands)
	Twelve Months Ended
	December 31, 2011	December 31, 2010
Net Income	$2,461,337	$1,899,995
Restructuring and acquisition-related charges	80,944	72,018
Stock-based compensation expense	587,040	472,663
Intangible asset amortization	223,937	187,329
RSA special charge	56,222	—
Gain on strategic investments	(28,938)	—
Special income tax charge	—	83,331

Non-GAAP Net Income	$3,380,542	$2,715,336

Earnings per share (“EPS”) was calculated on a non-GAAP basis. The impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization, an RSA special charge, gain on strategic investments, special income tax charge and special tax benefits, where applicable, were excluded for purposes of calculating non-GAAP EPS.

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share (Per Weighted Average Share, Diluted)
	Twelve Months Ended
	December 31, 2011	December 31, 2010
EPS	$1.098	$0.880
Restructuring and acquisition-related charges	0.036	0.034
Stock-based compensation expense	0.263	0.220
Intangible asset amortization	0.100	0.087
RSA special charge	0.025	—
Gain on strategic investments	(0.013)	—
Special income tax charge	—	0.039

Non-GAAP EPS	$1.510	$1.260

Reconciliation of Non-GAAP Earnings Per Share Compound Annual Growth Rate (“CAGR”) (Per Weighted Average Share, Diluted)
	2007	2011	CAGR
EPS	$0.739	$1.098	10.4%
Restructuring and acquisition-related charges	0.015	0.036
Stock-based compensation expense	0.127	0.263
Intangible asset amortization	0.061	0.100
RSA special charge	—	0.025
Gain on strategic investments	(0.053)	(0.013)
Special tax benefits	(0.009)	—

Non-GAAP EPS	$0.879	$1.510	14.5%

B-1

  Reconciliation of GAAP to Non-GAAP (continued)

Free cash flow was calculated on a non-GAAP basis. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs.

Reconciliation of Cash Flow From Operations to Free Cash Flow (in thousands)
	Twelve Months Ended
	December 31, 2011	December 31, 2010
Cash flow from operations	$5,668,815	$4,548,843
Capitalized expenditures	(801,375)	(745,412)
Capitalized software development costs	(442,341)	(362,956)

Free cash flow	$4,425,099	$3,440,475

Information Storage Cash EBIT was calculated on a non-GAAP basis. Cash EBIT is defined as operating income of our Information Storage division excluding restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and the net impact of capitalized software development costs and related amortization.

Reconciliation of Information Storage Operating Income to Cash EBIT For the year ended December 31, 2011 (in billions)
Information Storage operating income	$3.775
Restructuring and acquisition-related charges	0.044
Stock-based compensation expense	0.346
Intangible asset amortization	0.161
Net impact of capitalized software development costs and related amortization	(0.085)

Cash EBIT	$4.241

Note: Schedules above may not add due to rounding

For information on EMC’s use of non-GAAP financial measures, please see pages 34 to 36 of EMC’s Annual Report on Form 10-K filed with the SEC on February 24, 2012.

B-2

EMC CORPORATION 176 SOUTH STREET HOPKINTON, MA 01748

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., E.D.T., the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by EMC Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., E.D.T., the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M41008-P21152-Z57211 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMC CORPORATION
The Board of Directors of EMC Corporation unanimously recommends a vote “FOR” all the nominees listed below and “FOR” items 2 and 3.
1.	Election of the ten nominees listed below to the Board of Directors.	For	Against	Abstain
							For	Against	Abstain
	1a. Michael W. Brown 1b. Randolph L. Cowen 1c. Gail Deegan 1d. James S. DiStasio 1e. John R. Egan	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	2.

1i.    David N. Strohm

1j.    Joseph M. Tucci

Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2012, as described in EMC’s Proxy Statement.

							☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
	1f. Edmund F. Kelly 1g. Windle B. Priem 1h. Paul Sagan	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	3.	Advisory approval of our executive compensation, as described in EMC’s Proxy Statement.	☐	☐	☐
	For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:

The Notice and Proxy Statement, Annual Report on Form 10-K and a Letter to Shareholders are available at www.proxyvote.com.

M41009-P21152-Z57211

Annual Meeting of Shareholders
May 1, 2012, 10:00 a.m., E.D.T.
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David I. Goulden and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, to be held on May 1, 2012, at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts, and at any adjournments or postponements thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the matters listed on the reverse side as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3, EACH AS DESCRIBED IN EMC’S PROXY STATEMENT. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side